Exhibit 10.2

MANAGEMENT AGREEMENT

Dated as of August 1, 2018

among

Planet Fitness Master Issuer LLC,

Planet Fitness SPV Guarantor LLC,

certain Subsidiaries of Planet Fitness Master Issuer LLC

party hereto,

Planet Fitness Holdings, LLC,

as Manager,

and

Citibank, N.A.,

as Trustee

i

ii

EXHIBIT A – JOINDER AGREEMENT

EXHIBIT B-1 – POWER OF ATTORNEY (FRANCHISOR)

EXHIBIT B-2 – POWER OF ATTORNEY (SECURITIZATION ENTITY)

iii

MANAGEMENT AGREEMENT

This MANAGEMENT AGREEMENT, dated as of August 1, 2018 (this “Agreement”), is entered into by and among Planet Fitness Master Issuer LLC, a Delaware limited liability company (the “Master Issuer”), Planet Fitness Franchising LLC, a Delaware limited liability company (the “Franchisor”), Planet Fitness Distribution LLC, a Delaware limited liability company (the “Equipment Distributor”), Planet Fitness Assetco LLC, a Delaware limited liability company (“Planet Fitness Assetco”), Planet Fitness SPV Guarantor LLC, a Delaware limited liability company (the “Master Issuer Parent”), Planet Fitness Holdings, LLC, a New Hampshire limited liability company (“Planet Fitness Holdings”), as Manager (in such capacity, together with its successors and assigns, the “Manager”), and Citibank, N.A., not in its individual capacity but solely as trustee (the “Trustee”), together with any other Securitization Entity that becomes party to this Agreement by execution of a joinder substantially in the form attached hereto as Exhibit A. For all purposes of this Agreement, capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in Annex A to the Base Indenture (as defined below).

RECITALS

WHEREAS, the Master Issuer has entered into a Base Indenture (as amended, restated, supplemented or otherwise modified from time to time, exclusive of any Series Supplements, the “Base Indenture” and, together with all Series Supplements, the “Indenture”), dated as of the date of this Agreement, with the Trustee, pursuant to which the Master Issuer shall issue Series of Notes from time to time, on the terms described therein;

WHEREAS, pursuant to the Guarantee and Collateral Agreement, the Securitization Entities other than the Master Issuer will be guaranteeing the obligations of the Master Issuer under the Notes;

WHEREAS, pursuant to the Base Indenture and the Guarantee and Collateral Agreement, as security for the indebtedness represented by the Notes, the Master Issuer and the other Securitization Entities are and will be granting to the Trustee, on behalf of the Secured Parties, a security interest in the Collateral;

WHEREAS, pursuant to the NAF Servicing Agreement dated as of the date hereof, by and between the Manager and NAF (the “NAF Servicing Agreement”), the Manager has agreed to manage the Advertising Fees received by NAF in accordance with the advertising provisions of the Franchise Agreements or otherwise;

WHEREAS, each of the Master Issuer and the other Securitization Entities desires to have the Manager enforce its rights and powers and perform its duties and obligations under the Managed Documents to which it is party in accordance with the Managing Standard;

WHEREAS, each of the Securitization Entities desires to have the Manager enter into certain agreements and acquire certain assets from time to time on its behalf, in each case in accordance with the Managing Standard;

WHEREAS, the Franchisor desires to appoint the Manager as its agent for providing intellectual property development, enforcement, management, licensing, contract administration Services, and any other duties or Services in connection with the maintenance of the Securitization IP in accordance with the Managing Standard;

WHEREAS, the Franchisor desires to appoint the Manager as its agent to enforce its rights and powers and perform its duties and obligations under (i) the Franchise Agreements and the Area Development Agreements to which the Franchisor is a party and (ii) the Securitized Authorized Vendor Contracts;

WHEREAS, the Equipment Distributor desires to appoint the Manager as its agent to perform the Equipment Distribution Services;

WHEREAS, Planet Fitness Assetco desires to appoint the Manager as its agent to perform (i) the Securitized Lease Services and (ii) the Securitized Corporate-Owned Store Services;

WHEREAS, the Manager desires to enforce such rights and powers and perform such obligations and duties, all in accordance with the Managing Standard; and

WHEREAS, each of the Master Issuer and the other Securitization Entities desires to enter into this Agreement to provide for, among other things, the managing of the respective rights, powers, duties and obligations of the Master Issuer and the other Securitization Entities, as applicable, under or in connection with the Securitized Assets by the Manager, all in accordance with the Managing Standard.

NOW THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

SECTION 1.1 Certain Definitions. Capitalized terms used herein but not otherwise defined herein or in Annex A to the Base Indenture shall have the following meanings:

“Ad Fund Manager Advances” has the meaning set forth in SECTION 2.10 hereof.

“Advertising Fees” has the meaning set forth in SECTION 2.10 hereof.

“Advertising Fund Account” has the meaning set forth in SECTION 2.10 hereof.

“Agreement” has the meaning set forth in the preamble hereto.

“Base Indenture” has the meaning set forth in the recitals hereto.

“Change in Management” means more than 50% of the Leadership Team is terminated and/or resigns within twelve (12) months after the date of the occurrence of a Change of Control;

provided, in each case, that termination and/or resignation of such officer will not include (i) a change in such officer’s status in the ordinary course of succession so long as such officer remains affiliated with Planet Fitness Inc., a Delaware corporation (“Holdco”) or its Subsidiaries as an officer or director, or in a similar capacity, (ii) retirement of any officer or (iii) death or incapacitation of any officer.

“Change of Control” means an event or series of events by which:

(a)    individuals who on the Closing Date constituted the Board of Directors of Holdco, together with any new directors whose election by the Board of Directors or whose nomination for election by the equity holders of Holdco was approved by a majority of the directors then still in office who were either directors or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors of Holdco then in office; or

(b)    any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act) is or becomes the “beneficial owner” (as such term is used in Rule 13d-3 under the 1934 Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of Holdco.

For purposes of this definition, a Person will not be deemed to have beneficial ownership of voting power of Voting Stock subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement.

“Current Practice” means, in respect of any action or inaction, the practices, standards and procedures of the Non-Securitization Entities as performed on or that would have been performed immediately prior to the Closing Date.

“Confidential Information” means information (including Know-How) that is confidential and proprietary to its owner, or that is personal information, and that is disclosed to any party to this Agreement whether in writing or disclosed orally, and whether or not designated as confidential.

“Discloser” has the meaning set forth in Section 8.1(a) hereof.

“Disentanglement” has the meaning set forth in Section 7.2(a) hereof.

“Disentanglement Services” has the meaning set forth in Section 7.2(a) hereof.

“Disentanglement Period” has the meaning set forth in Section 7.2(c) hereof.

“Equipment Distribution Services” means performing all of the duties and obligations of the Equipment Distributor in connection with the Securitized Equipment Supply Agreements and the placement, resale and distribution of fitness equipment to Franchisees, Planet Fitness Assetco and Non-Securitization Entities for use in the Retained Corporate-Owned Stores, including, among other things:

(a)    collecting the Equipment Revenue Payments;

(b)    negotiating supply agreements with third-party equipment manufacturers to purchase fitness equipment;

(c)     sub-licensing the applicable Securitization IP to third-party equipment manufacturers;

(d)    setting operational standards for fitness equipment and any other activities necessary or desirable to cause the acquisition of fitness equipment;

(e)    causing all Equipment Revenue Payments to be deposited into the applicable Equipment Distributor Operating Account in accordance with the terms of the Indenture; and

(f)    withdrawing available amounts on deposit in the applicable Equipment Distributor Operating Account to pay the Equipment Distribution Operating Expenses that are incurred or committed to be paid by the Equipment Distributor relating to the performance of the Equipment Distributor’s obligations under the Securitized Equipment Supply Agreements and the placement, resale and distribution of fitness equipment to Franchisees, Planet Fitness Assetco and Non-Securitization Entities for use in the Retained Corporate-Owned Stores, such as cost of goods sold (including all payments for the purchase and delivery of equipment under Equipment Supply Agreements or otherwise), placement, repairs and maintenance expenses to the extent not capitalized, insurance (including self-insurance), any advertising expenses, equipment placement expenses, rebates payable in connection with purchases of fitness equipment, litigation and settlement costs relating to the Securitized Assets and other operating costs included in cost of sales.

“ERISA Event” means (a) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Plan (other than those events as to which the thirty day notice period is waived); (b) the failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA with respect to any Single-Employer Plan (whether or not waived in accordance with Section 412(c) of the Code) or the failure to make by its due date a required installment under Section 430 of the Code and Section 302(e) of ERISA with respect to any Single-Employer Plan; (c) the provision by the administrator of any Single-Employer Plan pursuant to Section 4041(a)(2) of ERISA of a written notice of intent to terminate such Single-Employer Plan in a standard termination described in Section 4041(b) of ERISA or a distress termination described in Section 4041(c) of ERISA; (d) the complete or partial withdrawal by the Manager, or any company in the Controlled Group of the Manager, from any Plan with two or more contributing sponsors or the termination of any such Plan, in each case, which results in liability pursuant to Section 4063 or 4064 of ERISA; (e) formal written notice from the PBGC of its intent to commence proceedings to terminate any Plan; (f) the imposition of liability on the Manager, or any company in the Controlled Group of the Manager, pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (g) the filing of a material claim (other than routine claims for benefits) against any Plan or the assets thereof, or against the Manager or any company in the Controlled Group of the Manager, in connection with any Plan; (h) receipt from the Internal Revenue Service of notice of the failure of any Plan to qualify under Section 401(a) of the Code or the failure of any trust forming part of any Plan to qualify for exemption from taxation under Section 501(a) of the Code; (i) the imposition of a lien in favor of the PBGC or a Plan pursuant to Section 430(k) of the Code or pursuant to Section 302(f) of ERISA with respect to any Plan or (j) the complete or partial withdrawal by the Manager or any member of its Controlled Group from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability to the Manager under ERISA.

“Franchisee Insurance Policy” means any insurance policy or policies maintained by a Franchisee in accordance with the requirements of a Franchise Agreement held by the Franchisor.

“Indemnification Amounts Threshold Amount” means, for any date of determination, (i) if the Threshold DSCR is greater than or equal to 2.75x, $1,000,000 and (ii) otherwise, $500,000.

“Indemnitee” has the meaning set forth in Section 2.8 hereof.

“Independent Auditors” has the meaning set forth in Section 3.2 hereof.

“IP Services” means performing the Franchisor’s obligations and exercising the Franchisor’s rights under the IP License Agreements (and under any other agreements pursuant to which the Franchisor licenses the use of any Securitization IP, such as Franchise Agreements) and acquiring, developing, managing, maintaining, protecting, enforcing, defending, licensing, sublicensing and undertaking such other duties and services as may be necessary in connection with the Securitization IP, on behalf of the Franchisor, in each case in accordance with and subject to the standards imposed by the IP License Agreements, this Agreement (including the Managing Standard, unless the Franchisor determines, in its sole discretion, that additional action is necessary or desirable in furtherance of the protection of the Securitization IP, in which case the Manager will perform such IP Services and additional related services as are reasonably requested by the Franchisor), the Indenture, the other Related Documents and the Managed Documents. The IP Services may include among other things:

(a)    conceiving, developing, creating and/or acquiring After-Acquired Securitization IP on behalf of Franchisor and ensuring all future After-Acquired Securitization IP otherwise created, developed or acquired is assigned to and inures to the benefit of the Franchisor;

(b)    maintaining, enforcing and defending the Franchisor’s rights in and to the Securitization IP, including filing, prosecuting and maintaining applications therefor;

(c)    monitoring third party use and registration of Securitization IP (or other Intellectual Property which may infringe, misappropriate or dilute the Securitization IP);

(d)    confirming and enforcing the Franchisor’s legal title in and to the Securitization IP, and exercising the Franchisor’s rights and performing its obligations under each IP License Agreement;

(e)    applying for the registration of Copyrights;

(f)    prosecuting applications for, and maintaining registrations and issuances of, any Intellectual Property included in the Securitization IP, or abandoning such application or registrations;

(g)    taking actions necessary to protect, police and enforce the Securitization IP from potential imitation, infringement, dilution, misappropriation and/or unauthorized use of the Securitization IP;

(h)    performing such functions and duties, and preparing and filing such documents, as are required under the Indenture or the Guarantee and Collateral Agreement to be performed, prepared and/or filed by the Franchisor (including with respect to the Franchisor’s rights and obligations under the IP License Agreements and any Related Documents, monitoring the licensee’s use of each licensed Trademark and the goods and services offered in connection with such Trademarks, rendering any approvals (or disapprovals) that are required under the applicable license agreement(s), and employing reasonable means to ensure that any use of any such Trademarks by any such licensee satisfies the standards and usage provisions of the applicable license agreement);

(i)    taking such actions on behalf of the Franchisor as the Franchisor may reasonably request, or a licensee under an IP License Agreement may request, that are expressly required by the IP License Agreements;

(j)    paying or arranging for payment or discharge of taxes and Liens levied on or threatened against the Securitization IP;

(k)    entering, or causing the Franchisor to enter, into license or sublicense agreements with any Securitization Entity or Non-Securitization Entity, and granting such Securitization Entity the right to use or sublicense the Securitization IP, which agreements will also include that all After-Acquired Securitization IP created thereby will be assigned and inure to the benefit of the Franchisor, and, where applicable, the Franchisor will be listed as a third-party beneficiary (without any duties, obligations or liabilities) under such license or sublicense agreements;

(l)    obtaining licenses of third-party Intellectual Property for use and sublicense in connection with the Franchise business, or the Corporate-Owned Store business and the other assets of the Securitization Entities;

(m)    sublicensing the Securitization IP to suppliers, manufacturers, advertisers and other service providers in connection with the provision of products and services for use in the Franchise business and the Corporate-Owned Store business;

(n)    with respect to Trade Secrets and other confidential information of the Franchisor, taking reasonable measures to maintain confidentiality and to prevent non-confidential or unauthorized disclosures; and

(o)    preparing for execution by the Franchisor or any other appropriate Person all documents, certificates and other filings as the Franchisor is required to prepare and/or file under the terms of the IP License Agreements or the Indenture (including (i) confirming the

Franchisor’s legal title in and to any or all of the Securitization IP, including obtaining written assignments of Securitization IP to the Franchisor and recording transfers of title in the appropriate intellectual property registry in the Perfected Countries and any Additional Perfected Country, following such time that it becomes an Additional Perfected Country, and, in the Manager’s discretion, elsewhere in accordance with the Managing Standard and (ii) preparing, executing and delivering grants of security interests or any similar instruments as the Securitization Entities or the Control Party may, from time to time, reasonably request (consistent with the obligations of the Franchisor to perfect the Trustee’s Lien on the Securitization IP in the United States and only to those issuances and registrations of Trademarks, Patents, and Copyrights included in the Securitization IP in Canada and, to the extent that the Franchisor owns any Securitization IP registered under the laws of any country other than the United States and Canada, any Additional Perfected Country, following such time that it becomes an Additional Perfected Country) that are intended to evidence such security interests in the Securitization IP and recording such grants or other instruments with the relevant Governmental Authority).

“Leadership Team” means the “executive officers” (as defined in Rule 3b-7 of the 1934 Act) of Holdco immediately prior to the date of the occurrence of a Change of Control.

“Management Fee” means with respect to each Interim Allocation Date, the amount determined by dividing (i) an amount equal to the sum of (A) a $15,000,000 base fee, plus (B) (1) $20,000 for each Franchise Store and Retained Corporate-Owned Store, in each case, located in the United States, (2) $20,000 for each International Franchise Store with respect to which the Franchise Agreement is held by the Franchisor or another Securitization Entity and (3) $40,000 for each Corporate-Owned Store held by Planet Fitness Assetco or another Securitization Entity; by 24; provided that the Management Fee will be adjusted on each Interim Allocation Date to reflect any change to the number of Franchise Stores, and Corporate-Owned Stores held by Planet Fitness Assetco, as set forth in the related Interim Manager’s Certificate (which change will be effective with respect to the Management Fee payable on the Interim Allocation Date immediately succeeding the delivery of such Interim Manager’s Certificate, it being agreed that the Manager will update the number of Franchise Stores, and Corporate-Owned Stores as often as reasonably practicable but at least once in each fiscal quarter); provided, further, that (X) each of the amounts set forth in clauses (i)(A) and (i)(B) will be subject to successive 2.0% annual increases on the first day of the Quarterly Collection Period that commences immediately following each anniversary of the Closing Date and that the incremental increased portion of such fees will be payable only to the extent that the sum of the amounts set forth in clauses (i)(A) and (i)(B) as so increased will not exceed 35% of the aggregate Retained Collections over the preceding four (4) Quarterly Collection Periods or (Y) a new formula may be designated by the Master Issuer in writing to the Trustee, so long as (a) the Master Issuer certifies in writing to the Trustee that (i) the formula was determined in consultation with the Back-Up Manager, and (ii) the Master Issuer discloses the formula in each Quarterly Noteholders’ Report and (b) the Trustee has received written confirmation from the Master Issuer that the Rating Agency Condition with respect to each Series of Notes Outstanding has been satisfied with respect to such new formula.

“Manager” has the meaning set forth in the preamble hereto.

“Manager Advances” means any advance of funds made by the Manager to, or on behalf of, a Securitization Entity in connection with the operation of the Franchise Store Business, Securitized Corporate-Owned Store Business and other Securitized Assets.

“Manager Advance Reimbursement Amount” means, as of any date, the amount of any unreimbursed Manager Advances and any accrued interest thereon.

“Managing Standard” means standards that (a) are consistent with Current Practice or, to the extent of changed circumstances, practices, technologies, strategies or implementation methods, consistent with the standards as the Manager would implement or observe if the Securitized Assets were owned by the Manager at such time; (b) are consistent with Ongoing Practice; (c) will enable the Manager to comply in all material respects with all of the duties and obligations of the Securitization Entities under the Related Documents, the Managed Documents; (d) are in material compliance with all applicable Requirements of Law; and (e) with respect to the use and maintenance of the Securitization Entities’ rights in and to the Securitization IP, are consistent with the standards imposed by the IP License Agreements for the Franchisor.

“Master Issuer” has the meaning set forth in the preamble hereto.

“Master Issuer Parent” has the meaning set forth in the preamble hereto.

“NAF Servicing Agreement” has the meaning set forth in the recitals hereto.

“New Asset Addition Date” means, with respect to any New Asset, the earliest of (i) the date on which such New Asset is acquired by the applicable Securitization Entity, (ii) the later of (a) the date upon which the closing occurs under the applicable contract giving rise to such New Asset and (b) the date upon which all of the diligence contingencies, if any, in the contract for purchase of the applicable New Asset expire and the Securitization Entity acquiring such New Asset no longer has the right to cancel such contract and (iii) if such New Asset is a New Franchise Agreement, New Area Development Agreement or Franchisee Note, the date on which the related Securitization Entity begins receiving payments from the applicable Franchisee in respect of such New Asset.

“Notes” has the meaning set forth in the recitals hereto.

“Offering Memorandum” means the final private placement memorandum, dated as of July 19, 2018, relating to the Notes.

“Ongoing Practice” means, in respect of any action or inaction, practices, standards and procedures that are at least as favorable or beneficial to the Securitization Entities as the practices, standards and procedures of any Non-Securitization Entities as performed with respect to any new or changed circumstances arising after the Closing Date, such as any additional store concept or any other new asset, including Intellectual Property assets, similar to those owned by a Securitization Entity that is owned or operated by such Non-Securitization Entity.

“Other Assets” has the meaning set forth in Section 5.1(a)(i) hereof.

“Post-Opening Services” means the services required to be performed under the applicable Franchise Documents by the applicable Securitization Entities after the opening of a Franchise Store, in each case in accordance with and subject to the terms of this Agreement (including, for the avoidance of doubt, the Managing Standard), the Indenture, the other Related Documents and the Managed Documents, including, as may be required under the applicable Franchise Document, (a) providing the applicable Franchisee with the standards established or approved by the Franchisor for use by Franchisees; (b) maintaining a system-wide advertising program and administering the development of all national advertising and promotional programs for the Planet Fitness Brand and the Stores; (c) inspecting such Franchise Store; (d) providing such Franchisee with the Manager’s ongoing operating standards and materials designed for use in the Franchise Stores; and (e) such other post-opening services as are required to be or may be performed under applicable Franchise Documents.

“Power of Attorney” means the authority granted by the Franchisor or Securitization Entity (other than the Franchisor), respectively, to the Manager pursuant to a Power of Attorney in substantially the forms set forth hereto as Exhibit B-1 and Exhibit B-2, respectively.

“Pre-Opening Services” means the services required to be performed under the applicable Franchise Documents by the applicable Securitization Entities prior to the opening of a Franchise Store, in each case in accordance with and subject to the terms of this Agreement (including, for the avoidance of doubt, the Managing Standard), the Indenture, the other Related Documents and the Managed Documents, including, as required under the applicable Franchise Document, (a) providing the applicable Franchisee with standards for the dimensions, design, image, interior layout, decor, fixtures, equipment, signs, furnishings and color scheme and other requirements or suggestions for such Franchise Store and the approval of locations meeting such standards; (b) providing such Franchisee with the Manager’s lists of the start-up inventory, furniture, fixtures, software, equipment and supplies for use in the Franchise Stores; and (c) providing such Franchisee with such other assistance in the pre-opening, opening and initial operation of such Franchise Store, as is required to be provided under applicable Franchise Documents.

“Recipient” has the meaning set forth in Section 8.1(a) hereof.

“Securitized Corporate-Owned Store Services” means performing all of the duties and obligations of Planet Fitness Assetco necessary or desirable in connection with the operations and ownership of the Contributed Securitized Corporate-Owned Stores and New Securitized Corporate-Owned Stores, including, among other things:

(a)    collecting revenues generated by the Contributed Securitized Corporate-Owned Stores and New Securitized Corporate-Owned Stores;

(b)     maintaining appropriate levels of property and casualty insurance and performing any other activities necessary or desirable for the operation of the Contributed Securitized Corporate-Owned Stores and New Securitized Corporate-Owned Stores;

(c)    developing, acquiring and disposing of New Securitized Corporate-Owned Stores and Contributed Securitized Corporate-Owned Stores, in each case as permitted or required under the Related Documents;

(d)    causing all revenue generated from the operation of the Contributed Securitized Corporate-Owned Stores and New Securitized Corporate-Owned Stores to be deposited into the applicable Securitized Corporate-Owned Store Account in accordance with the terms of the Indenture;

(e)    withdrawing available amounts on deposit in the applicable Securitized Corporate-Owned Store Account to pay the Store Operating Expenses that are incurred or committed to be paid by Planet Fitness Assetco relating to the operation of the Contributed Securitized Corporate-Owned Stores and New Securitized Corporate-Owned Stores, such as the cost of merchandise sold, food, supplies, utilities, point of sale fees, payments in respect of labor costs (including wages, incentive compensation, workers’ compensation-related expenses and other labor-related expenses for employees of Securitized Corporate-Owned Stores), repair and maintenance expenses to the extent not capitalized, insurance (including self-insurance), local advertising expenses, amounts in respect of sale Taxes and personal property Taxes, litigation and settlement costs relating to the Securitized Assets, other store operating costs, Securitized Corporate-Owned Store IP License Fees, payments pursuant to Securitized Franchisee Leases and Pass-Through Amounts;

(f)    hiring, training and managing employees (or supervising the hiring, training and managing of employees);

(g)    negotiating with vendors, suppliers, distributors and other third parties on behalf of Planet Fitness Assetco in connection with the operation of Contributed Securitized Corporate-Owned Stores and New Securitized Corporate-Owned Stores;

(h)    selecting and acquiring certain Contributed Corporate-Owned Store Assets such as furnishings and fitness equipment in accordance with the terms of this Agreement and the other Related Documents;

(i)    disposing of certain Contributed Corporate-Owned Store Assets in accordance with the terms of this Agreement and the other Related Documents;

(j)    implementing Renovation projects at Contributed Securitized Corporate-Owned Stores and New Securitized Corporate-Owned Stores on behalf of Planet Fitness Assetco; and

(k)    performing the duties and obligations and enforcing the rights of Planet Fitness Assetco pursuant to the terms of the Managed Documents to which it is a party.

“Securitized Lease Services” means acquiring, developing, managing, maintaining, protecting, enforcing, defending, leasing and undertaking, or causing to be undertaken, such duties and services as may be necessary in connection with the Securitized Leases, on behalf of Planet Fitness Assetco, in each case in accordance with and subject to the terms of this Agreement (including, for the avoidance of doubt, the Managing Standard), the Indenture, the other Related Documents and the Managed Documents, as agent for Planet Fitness Assetco, including, without limitation, the following activities:

(a)    the negotiation, execution and recording (as appropriate) of leases, subleases, deeds and other contracts and agreements relating to the Securitized Leases;

(b)     the management of the Securitized Leases on behalf of Planet Fitness Assetco, including (i) the enforcement and exercise of Planet Fitness Assetco’s rights under each lease included in the Securitized Leases, (ii) the payment, extension, renewal, modification, adjustment, prosecution, defense, compromise or submission to arbitration or mediation of any obligation, suit, liability, cause of action or claim, including taxes, relating to any Securitized Leases and (iii) the collection of any amounts payable to Planet Fitness Assetco and the payment of amounts payable by Planet Fitness Assetco under the Securitized Leases, including rent;

(c)    causing Planet Fitness Assetco to (i) acquire and enter into agreements to acquire Securitized Leases and (ii) sell, assign, transfer, encumber or otherwise dispose of all or any portion of the Securitized Leases in accordance with the Management Agreement and the Indenture;

(d)    the performance of environmental evaluation and remediation activities on any Securitized Lease owned or leased by Planet Fitness Assetco as deemed appropriate by the Manager or as otherwise required under applicable Requirements of Law;

(e)    making or causing to be made all repairs and replacements to the existing improvements and the construction of new improvements on the Securitized Leases;

(f)    the employment of agents, managers, brokers or other Persons necessary or appropriate to acquire, dispose of, maintain, own, lease, manage and operate the Securitized Leases;

(g)    paying or causing to be paid any and all taxes, charges and assessments that may be levied, assessed or imposed upon any of the Securitized Leases or contesting the same in good faith to the extent required by the Securitized Leases;

(h)    administering tenant improvement allowances and similar amounts (if any) received from landlords with respect to the Contributed Corporate-Owned Store Leases; and

(i)    all other actions or decisions relating to the acquisition, disposition, amendment, termination, maintenance, ownership, leasing, sub-leasing, management and operation of the Securitized Leases.

“Services” means the servicing and administration by the Manager of the Securitized Assets, in each case in accordance with and subject to the terms of this Agreement (including the Management Standard), the Indenture, the other Related Documents and the Managed Documents, for the applicable Securitization Entity, including, without limitation:

(a)    calculating and compiling information required in connection with any report or certificate to be delivered pursuant to the Related Documents;

(b)    preparing and filing all tax returns and tax reports required to be prepared by any Securitization Entity;

(c)    paying or causing to be paid or discharged, in each case from funds of the Securitization Entities, any and all taxes, charges and assessments attributable to and required to be paid under applicable Requirements of Law by any Securitization Entity;

(d)    performing the duties and obligations of, and exercising and enforcing the rights of, the Securitization Entities under the Related Documents, including performing the duties and obligations of each applicable Securitization Entity under the IP License Agreements;

(e)    taking those actions that are required under the Related Documents and Requirements of Law to maintain continuous perfection (where applicable) and priority (subject to Permitted Liens and the exclusions from perfection requirements under the Indenture, the Guarantee and Collateral Agreement and the Related Documents) of any Securitization Entity’s and the Trustee’s respective interests in the Collateral;

(f)    making or causing the collection of amounts owing under the terms and provisions of each Managed Document and the Related Documents, including managing (i) the applicable Securitization Entities’ rights and obligations under the Franchise Agreements, the Contributed Area Development Agreements, any Franchisee Notes, the Contributed Securitized Equipment Supply Agreements and the Contributed Securitized Authorized Vendor Contracts (including performing Pre-Opening Services and Post-Opening Services) and (ii) the right to approve amendments, waivers, modifications and terminations of (including extensions, modifications, write-downs and write-offs of obligations owing under) Franchise Documents and other Managed Documents (which amendments to any Contributed Franchise Agreements may be effected by replacing such Contributed Franchise Agreement with a New Franchise Agreement on the then-current form of the applicable Contributed Franchise Agreement (which New Franchise Agreement may be executed by a different Securitization Entity than is party to such existing Contributed Franchise Agreement)) and to exercise all rights of the applicable Securitization Entities under such Franchise Documents and other Managed Documents;

(g)    performing due diligence with respect to, selecting and approving new Franchisees, performing due diligence with respect to and approving extensions of credit to Franchisees pursuant to Franchisee Notes and providing personnel to manage the due diligence, selection and approval process;

(h)    preparing New Franchise Agreements, New Area Development Agreements, Franchisee Notes, New Securitized Equipment Supply Agreements and New Securitized Authorized Vendor Contracts, including, among other things, adopting variations to the forms of agreements used in documenting such agreements and preparing and executing documentation of assignments, transfers, terminations, renewals, site relocations and ownership changes, in all cases, subject to and in accordance with the terms of the Related Documents;

(i)    evaluating and approving assignments of Franchise Agreements, Contributed Area Development Agreements and any Franchisee Notes (and related documents) to third-party franchisee candidates or existing Franchisees and, in accordance with the Managing Standard, arranging for the assignment of Reacquired Stores to a Non-Securitization Entity until such time as the applicable store is re-franchised to a third-party Franchisee;

(j)    preparing and filing franchise disclosure documents with respect to New Area Development Agreements and New Franchise Agreements to comply, in all material respects, with applicable Requirements of Law;

(k)    complying with franchise industry-specific government regulation and applicable Requirements of Law;

(l)    making Manager Advances in its sole discretion;

(m)     administering the Advertising Fund Account and the Management Accounts;

(n)    performing the duties and obligations and enforcing the rights of the Securitization Entities under the Managed Documents, including entering into new Managed Documents from time to time;

(o)    arranging for legal services with respect to the Securitized Assets, including with respect to the enforcement of the Managed Documents;

(p)    arranging for or providing accounting and financial reporting services;

(q)    ensuring that suppliers and vendors to the Planet Fitness System meet Franchisor’s standards;

(r)    performing the Equipment Distribution Services, including acquiring fitness equipment for resale to Franchisees and Non-Securitization Entities in respect of the Retained Corporate-Owned Stores, and for delivery to Planet Fitness Assetco in respect of the Securitized Corporate-Owned Stores, enforcing and performing the rights and obligations of the Securitization Entities under the Contributed Securitized Equipment Supply Agreements;

(s)    opening and/or and acquiring New Securitized Corporate-Owned Stores, including evaluating new opportunities to open and/or acquire New Securitized Corporate-Owned Stores;

(t)    establishing and/or providing standards for equipment, suppliers and distributors in connection with the Securitized Corporate-Owned Store Business and the Franchise Store Business and monitoring compliance with such standards;

(u)    developing new products and services (or modifying any existing products and services) to be offered in connection with the Securitized Corporate-Owned Store Business and the Franchise Store Business and the other assets of the Securitization Entities;

(v)    in connection with the Securitized Corporate-Owned Store Business and the Franchise Store Business, developing, modifying, amending and disseminating specifications and design for store operations;

(w)    performing the Securitized Corporate-Owned Store Services;

(x)    performing the Securitized Lease Services;

(y)    performing the IP Services;

(z)    monitoring industry conditions and adapting accordingly to meet changing consumer needs;

(aa)    formulating and implementing growth and business strategies and causing any applicable Securitization Entity to enter into New Franchise Agreements, New Securitized Equipment Supply Agreements, New Securitized Authorized Vendor Contracts and/or new joint venture, strategic partnership and licensing arrangements;

(bb)    developing and administering advertising, marketing and promotional programs relating to the Planet Fitness Brand and Stores; and

(cc)    performing such other services as may be necessary or appropriate from time to time and consistent with the Managing Standard and the Related Documents in connection with the Securitized Assets.

“Specified Non-Securitization Debt” has the meaning set forth in SECTION 4.10 hereof.

“Specified Non-Securitization Debt Cap” has the meaning set forth in SECTION 4.10 hereof.

“Sub-Management Arrangement” means an arrangement whereby the Manager engages any other Person to perform certain of its duties under this Agreement; provided that any agreement between the Manager and third-party vendors pursuant to which the Manager purchases a specific product or service shall not be considered to be a Sub-Management Arrangement.

“Sub-Manager” means any person engaged to act as a sub-manager pursuant to a Sub-Management Arrangement.

“Successor Manager” means any successor to the Manager selected by the Control Party upon the resignation or removal of the Manager pursuant to the terms of this Agreement.

“Termination Notice” has the meaning set forth in Section 7.1(b) hereof.

“Threshold DSCR” means, with respect to any Indemnification Amount, the DSCR as of the Quarterly Payment Date occurring in the month of December immediately preceding the date that the Manager would be required to pay such Indemnification Amount to the applicable Securitization Entity but for the potential application of the materiality thresholds set forth in the definition of “Indemnification Amounts Threshold Amount;” provided that for the period commencing on the Closing Date and ending on the first Quarterly Payment Date occurring in the month of December thereafter, the Threshold DSCR shall be deemed to be greater than 2.75x.

“Trustee” has the meaning set forth in the preamble hereto.

“Trustee Indemnitee” has the meaning set forth in Section 2.8 hereof.

SECTION 1.2 Other Defined Terms.

(a)    Each term defined in the singular form in Section 1.1 or elsewhere in this Agreement shall mean the plural thereof when the plural form of such term is used in this Agreement and each term defined in the plural form in Section 1.1 or elsewhere in this Agreement shall mean the singular thereof when the singular form of such term is used herein.

(b)    The words “hereof”, “herein”, “hereunder” and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, subsection, schedule and exhibit references herein are references to articles, sections, subsections, schedules and exhibits to this Agreement unless otherwise specified.

(c)    Unless as otherwise provided herein, the word “including” as used in this Agreement shall mean “including without limitation”.

SECTION 1.3 Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

SECTION 1.4 Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”.

ARTICLE 2

ADMINISTRATION AND SERVICING OF SECURITIZED ASSETS

SECTION 2.1 Planet Fitness Holdings, LLC to Act as the Manager.

(a)    Engagement of the Manager. The Securitization Entities hereby engage and authorize the Manager and the Manager hereby accepts such engagement to perform the Services in accordance with the terms of this Agreement and, except as otherwise provided herein, the Managing Standard. With respect to the IP Services, the Manager shall perform such IP Services in accordance with the Managing Standard and the IP License Agreements, unless the Franchisor determines, in its sole discretion, that additional action is necessary or desirable in furtherance of the protection of the Securitization IP, in which case the Manager shall perform such IP Services and additional related services as are reasonably requested by the Franchisor. The Manager, on behalf of the Securitization Entities, shall have full power and authority, acting alone and subject only to the specific requirements and prohibitions of this Agreement (and in accordance with the Managing Standard), the Indenture and the other Related Documents, to do and take any and all actions, or to refrain from taking any such actions, and to do any and all things in connection with performing the Services which the Manager may deem necessary or desirable. Without limiting the generality of the foregoing, but subject to the provisions of this Agreement, the Indenture and the other Related Documents, including, without limitation, Section 2.9, the Manager, in connection with performing the Services, is hereby authorized and empowered to execute and deliver, in the Manager’s own name (in its capacity as Manager) or in the name of any Securitization Entity (pursuant to the applicable Power of Attorney), on behalf of any Securitization Entity, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Securitized Assets, including, without limitation, consents to sales, transfers or encumbrances of a franchise by any Franchisee or consents to assignments and assumptions of the Franchise Agreements by any Franchisee in accordance with the terms thereof. For the avoidance of doubt, the parties hereto acknowledge and agree that (i) the Manager is providing Services directly to each Securitization Entity party hereto and (ii) the Master Issuer is not providing, and is under no obligation to provide, any Services to its Subsidiaries party hereto. Nothing in this Agreement shall preclude the Securitization Entities from performing the Services or any other act on their own behalf at any time and from time to time.

(b)    Actions to Perfect Security Interests. Subject to the terms of the Base Indenture, any applicable Series Supplement and the Related Documents, the Manager shall take those actions that are required to be performed by the Manager under the Related Documents and Requirements of Law with respect to the perfection and maintenance of security interests. Without limiting the foregoing, the Manager shall file or cause to be filed the financing statements on Form UCC-1 and assignments and/or amendments of financing statements on Form UCC-3 and other filings required to be filed in connection with the Base Indenture, the other Related Documents and the transactions contemplated thereby.

(c)    Ownership of After-Acquired Securitization IP. All After-Acquired Securitization IP shall be owned exclusively by the Franchisor. The Manager agrees to assign and transfer, and hereby does irrevocably assign and transfer, to the Franchisor all right, title and interest to any After-Acquired Securitization IP that the Manager may acquire and will take all measures necessary or appropriate to record any such assignments at the Manager’s sole cost and expense. The Franchisor and Manager expressly agree that, to the fullest extent allowed by law, any copyrightable material contained in the After-Acquired Securitization IP shall be considered a “work made for hire,” as that term is defined in Section 101 of the United States Copyright Act, as amended. All use of the Securitization IP hereunder, and any goodwill related thereto or that otherwise may arise from the provision of the Services by the Manager, shall inure solely to the benefit of the Franchisor.

(d)    Grant of Power of Attorney. In order to provide the Manager with the authority to perform and execute its duties and obligations as set forth herein, each Securitization Entity hereby agrees to execute, upon request of the Manager, a Power of Attorney in substantially the form set forth as Exhibit B-1 (with respect to the Franchisor) and Exhibit B-2 (with respect to each Securitization Entity other than the Franchisor) hereto, which Powers of Attorney shall terminate in the event that the Manager’s rights under this Agreement are terminated as provided herein.

(e)    Franchisee Insurance. Subject to Section 5.11(j) of the Base Indenture, the Manager acknowledges that, to the extent that it is named as a “loss payee” or “additional insured” under any Franchisee Insurance Policies, except for business interruption Franchisee Insurance Policies, it will use commercially reasonable efforts to cause it to be so named in its capacity as the Manager, and the Manager shall promptly remit to the Trustee for deposit in the Insurance Proceeds Account any Insurance/Condemnation Proceeds received by it or by the

Master Issuer or the Franchisor under the Franchisee Insurance Policies, to the extent such Insurance/Condemnation Proceeds relate to any Franchise Agreements held by the Franchisor. The Manager shall take or cause to be taken all actions in respect of the Franchisee insurance required by the Base Indenture, the other Related Documents and the transactions contemplated thereby.

(f)    Manager Insurance. The Manager agrees to maintain adequate insurance in accordance with industry standards and consistent with the type and amount maintained by the Manager on the Closing Date. Such insurance will cover each of the Securitization Entities, as an additional insured, to the extent that such Securitization Entity has an insurable interest therein. Within a reasonable period of time following the Closing Date, the Manager shall deliver to the Trustee a schedule listing the policy numbers of its existing insurance policies.

(g)    Maintenance of Accounts; Investment of Funds. The Manager shall maintain and manage the Management Accounts (and certain other accounts from time to time) in the name of, and for the benefit of, the Securitization Entities. The Manager shall have the right to invest and reinvest funds deposited in any Management Account in Eligible Investments in accordance with SECTION 5.2(b) of the Base Indenture.

(h)    Collection of Payments; Remittances. The Manager shall (i) cause the collection of all amounts owing under the terms and provisions of each Managed Document in accordance with the Managing Standard and (ii) make all deposits to and withdrawals from the Management Accounts in accordance with this Agreement (including the Managing Standard), the Indenture and the applicable Managed Documents.

(i)    Collections. The Manager shall use commercially reasonable efforts to cause all Collections due and to become due to any Securitization Entity to be deposited into the applicable Management Account(s) in accordance with Section 5.11 of the Base Indenture.

(j)    [Reserved].

(k)    Deposit of Misdirected Funds; No Commingling; Misdirected Payments. The Manager shall promptly deposit into an applicable Management Account or an Advertising Fund Account, as applicable, as determined by the Manager, within three (3) Business Days (unless such deposit requires an international funds transfer, in which case such funds must be deposited to the applicable account within five (5) Business Days of receipt) following Actual Knowledge of the receipt thereof by the Manager or any of its Affiliates and in the form received or in cash, all payments received by the Manager or any of its Affiliates in respect of the Securitized Assets incorrectly sent to the Manager or any of its Affiliates. In the event that any funds not constituting Collections are incorrectly deposited in any Management Account or any Advertising Fund Account, the Manager shall promptly withdraw such amounts after obtaining Actual Knowledge thereof and shall pay such amounts to the Person legally entitled to such funds. The Manager shall not commingle with its own assets and shall keep separate, segregated and appropriately marked and identified all Securitized Assets and any other property comprising any part of the Collateral, and for such time, if any, as such Securitized Assets or such other property are in the possession or control of the Manager to the extent such Securitized Assets or such other property is Collateral, the Manager shall hold the same in trust for the benefit of the

Trustee and the Secured Parties (or, following termination of the Indenture, the applicable Securitization Entity). Additionally, the Manager shall notify the Trustee in the Interim Manager’s Certificate of any amounts incorrectly deposited into the any Indenture Trust Account and arrange for the prompt remittance by the Trustee of such funds from the applicable Indenture Trust Account to the Manager. The Trustee shall have no obligation to verify any information provided to it by the Manager hereunder or contained in any Interim Manager’s Certificate and shall remit such funds to the Manager based solely on such Interim Manager’s Certificate.

(l)    Other Amounts Received from Franchisees. The Manager shall cause all amounts received, other than Collections, to be deposited directly into an account maintained by the Manager or its Affiliates (other than the Securitization Entities) and not subject to the Lien of the Trustee pursuant to the Related Documents.

SECTION 2.2 Advances.

(a)    Manager Advances. The Manager may, if in its sole discretion it deems such advance recoverable, but shall not be obligated to, make Manager Advances to, or on behalf of, any Securitization Entity in connection with the operation of the Securitized Assets. Manager Advances will accrue interest at the Advance Interest Rate and shall be reimbursable on each Interim Allocation Date in accordance with the Priority of Payments.

(b)    Repayment of Manager Advances. The Master Issuer shall pay Manager Advance Reimbursement Amounts to the Manager in accordance with Section 5.12 of the Base Indenture.

SECTION 2.3 Deposit Accounts. The Manager shall maintain the Management Accounts in accordance with the Indenture.

SECTION 2.4 Records. The Manager shall retain all material data (including, without limitation, computerized records) relating directly to, or maintained in connection with, the servicing of the Securitized Assets at its address indicated in SECTION 9.6 (or at an off-site storage facility reasonably acceptable to the Master Issuer and the Control Party) or, upon thirty (30) days’ notice to the Master Issuer, the Franchisor, the Servicer, the Back-Up Manager, the Rating Agencies and the Trustee, at such other place where the servicing office of the Manager is located, and it shall give the Trustee, the Back-Up Manager and the Servicer access to all such data in accordance with the terms and conditions set forth in Section 8.6 of the Base Indenture; provided, however, that the Trustee shall not be obligated to verify, recalculate or review any such data. If the rights of the Manager shall have been terminated in accordance with Section 7.1 or if this Agreement shall have been terminated pursuant to Section 9.1, the Manager shall, upon demand of the Trustee (based upon the written direction of the Control Party), in the case of a termination pursuant to Section 7.1, or upon the demand of the Master Issuer, in the case of a termination pursuant to Section 9.1, deliver to the demanding party or its designee, or destroy at the request of the demanding party or its designee, all data in its possession or under its control (including, without limitation, computerized records) necessary for the servicing of the Securitized Assets; provided, however, that the Manager may retain a single set of copies of any books and records that the Manager reasonably believes will be required by it for the purpose of performing any of the Manager’s accounting, public reporting or other administrative functions that are performed in the ordinary course of the Manager’s business; and provided, further, that the Manager shall have access, during normal business hours and upon reasonable notice, to all books and records that the Manager reasonably believes would be necessary or desirable for the Manager in connection with the preparation of any tax or other governmental reports and filings and other uses; and provided, further, that if the Master Issuer shall desire to dispose of any of such books and records at any time within five (5) years of the Manager’s termination, the Master Issuer shall, prior to such disposition, give the Manager a reasonable opportunity, at the Manager’s expense, to segregate and remove such books and records as the Manager may select. The provisions of this Section 2.4 shall not require the Manager to transfer any proprietary material or computer programs unrelated to the servicing of the Securitized Assets.

SECTION 2.5 Administrative Duties of Manager.

(a)    Duties with Respect to the Related Documents. The Manager, in accordance with the Managing Standard, shall perform the duties of the applicable Securitization Entity under the Related Documents except for those duties that are required to be performed by the equity holders or the managers of a limited liability company or the stockholders or directors of a corporation pursuant to applicable law. In furtherance of the foregoing, the Manager shall consult the managers or the directors, as the case may be, of the Securitization Entities as the Manager deems appropriate regarding the duties of the Securitization Entities under the Related Documents. The Manager shall monitor the performance of the Securitization Entities and, promptly upon obtaining Actual Knowledge thereof, shall advise the applicable Securitization Entity when action is necessary to comply with such Securitization Entity’s duties under the Related Documents. The Manager shall prepare for execution by the Securitization Entities or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates, notices and opinions as it shall be the duty of the Securitization Entities to prepare, file or deliver pursuant to the Related Documents.

(b)    Duties with Respect to the Securitization Entities. In addition to the duties of the Manager set forth in this Agreement or any of the Related Documents, the Manager, in accordance with the Managing Standard, shall perform such calculations and shall prepare for execution by the Securitization Entities or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates, notices and opinions as it shall be the duty of the Securitization Entities to prepare, file or deliver pursuant to securities laws and franchise laws. Pursuant to the directions of the Securitization Entities and in accordance with the Managing Standard, the Manager shall administer, perform or supervise the performance of such other activities in connection with the Securitization Entities as are not covered by any of the foregoing provisions and as are expressly requested by any Securitization Entity and are reasonably within the capability of the Manager.

(c)    Records. The Manager shall maintain appropriate books of account and records relating to the Services performed under this Agreement, which books of account and records shall be accessible for inspection by the Master Issuer, the Trustee, the Back-Up Manager, the Servicer and the Controlling Class Representative during normal business hours and upon reasonable notice.

(d)    Election of the Controlling Class Representative. Pursuant to Section 11.1(d) of the Base Indenture, if two CCR Candidates both receive votes from Controlling Class Members holding beneficial interests in exactly 50% of the Aggregate Outstanding Principal Amount of Notes of the Controlling Class with respect to which votes were submitted, the Manager (on behalf of the Master Issuer) shall have the right to direct the Trustee to appoint one of such CCR Candidates as the Controlling Class Representative.

SECTION 2.6 No Offset. The payment obligations of the Manager under this Agreement shall not be subject to, and the Manager hereby waives, any defense, counterclaim or right of offset which the Manager has or may have against the Trustee or the Securitization Entities, whether in respect of this Agreement, any Related Document, any document governing any Securitized Asset or otherwise.

SECTION 2.7 Compensation. As compensation for the performance of its obligations under this Agreement, the Manager shall be entitled to receive (i) the Management Fee, which shall be an arm’s length fee, and (ii) if applicable, the Supplemental Management Fee, in each case, on each Interim Allocation Date out of amounts available therefor under the Indenture on such Interim Allocation Date in accordance with the Priority of Payments. The Manager is required to pay from its own funds all expenses it may incur in performing its obligations hereunder.

SECTION 2.8 Indemnification.

(a)    The Manager agrees to indemnify and hold each of the Master Issuer, each other Securitization Entity, the Trustee, the Back-Up Manager and the Servicer (both in its capacity as Servicer and as Control Party) and their respective members, officers, directors, managers, employees and agents (each an “Indemnitee”) harmless against all claims, losses, penalties, fines, forfeitures, liabilities, obligations, damages, actions, suits, legal fees and related costs and judgments and other costs, fees and reasonable expenses, including reasonable and documented fees, out-of-pocket charges and disbursements of counsel (other than the allocated costs of in-house counsel), that any of them may incur as a result of (i) the failure of the Manager to perform or observe its obligations under this Agreement or any other Related Document to which it is a party in its capacity as Manager, (ii) the breach by the Manager of any representation, warranty or covenant under this Agreement or any other Related Document to which it is a party in its capacity as Manager, or (iii) the Manager’s bad faith, negligence or willful misconduct in the performance of its duties under this Agreement and under the other Related Documents; provided, however, that there shall be no indemnification under this Section 2.8(a) in respect of losses in the value of any Securitized Assets for a breach of any representation, warranty or covenant relating to any New Asset provided in Article 5 hereof; and provided, further, that the Manager will have no obligation of indemnity to an Indemnitee to the extent any such claims, losses, penalties, fines, forfeitures, liabilities, obligations, damages, actions, suits and related costs and judgments and other costs, fees and reasonable expenses are caused by the bad faith, gross negligence, willful misconduct, or breach of this Agreement by the related Indemnitee (unless caused by the Manager with respect to a Securitization Entity). In the event the Manager is required to make an indemnification payment pursuant to this Section 2.8(a), the Manager shall promptly pay such indemnification payment directly to the applicable Indemnitee (or, if due to a Securitization Entity, shall deposit such indemnification payment directly to the Collection Account).

(b)    In the event of a breach of any representation, warranty or covenant provided in Article 5 hereof relating to any New Franchise Agreement, New Area Development Agreement, New Securitized Equipment Supply Agreement, New Securitized Authorized Vendor Contract, New Contributed Corporate-Owned Store Asset, Franchisee Note or New Contributed Corporate-Owned Store Lease or Securitized Franchise Lease or After-Acquired Securitization IP, the Manager shall (x) either (i) repurchase such New Franchise Agreement, New Area Development Agreement, New Securitized Equipment Supply Agreement, New Securitized Authorized Vendor Contract, New Contributed Corporate-Owned Store Asset, Franchisee Note or New Contributed Corporate-Owned Store Lease or Securitized Franchise Lease for an amount equal to the related Indemnification Amount or (ii) pay the Indemnification Amount to the applicable Securitization Entity and (y) reimburse the applicable Securitization Entity for the expenses related to defending or enforcing its rights in such After-Acquired Securitization IP; provided, that if the applicable breach affects only a portion of such New Franchise Agreement, New Area Development Agreement, New Securitized Equipment Supply Agreement, New Securitized Authorized Vendor Contract, New Contributed Corporate-Owned Store Asset, Franchisee Note or New Contributed Corporate-Owned Store Lease or Securitized Franchise Lease or After-Acquired Securitization IP without a Material Adverse Effect on the cash flow generated by the unaffected portion, the Manager will only be required to repurchase or pay the Indemnification Amount with respect to the affected portion of such New Franchise Agreement, New Area Development Agreement, New Securitized Equipment Supply Agreement, New Securitized Authorized Vendor Contract, New Contributed Corporate-Owned Store Asset, Franchisee Note or New Contributed Corporate-Owned Store Lease or Securitized Franchise Lease or After-Acquired Securitization IP; provided, further, that the Manager shall not be obligated to pay the Indemnification Amount (I) with respect to any assets that were contributed to any Securitization Entity at the option of the Manager or (II) if the aggregate of all Indemnification Amounts (excluding any Indemnification Amounts that would be required to be paid by the Manager but for the application of clause (I) above) during the fiscal year in which such Indemnification Amounts would be payable is less than the Indemnification Amounts Threshold Amount. Following the payment by the Manager of the related Indemnification Amount and all other applicable amounts under this Agreement, the applicable Securitization Entity will assign the applicable repurchased assets to, or at the direction of the Manager. Any assignment by a Securitization Entity in such manner will be made without recourse to, or representation or warranty by, the applicable Securitization Entity, except that the ownership of the reacquired asset must be conveyed free and clear of any Liens created under the Related Documents. Any assignment by a Securitization Entity of a reacquired asset shall include a master franchise or license agreement permitting the Manager and its Affiliates the right to sub-franchise such reacquired Asset. The Manager will be required to pay all costs and expenses associated with the assignment of the reacquired asset in such manner. The Manager, acting in its sole discretion, may subsequently contribute the reacquired asset to the Securitization Entities, if such reacquired asset subsequently satisfies the eligibility criteria applicable to such reacquired asset under this Agreement.

(c)    In addition to the rights provided in Section 2.8(b) above, the Manager agrees to indemnify and hold each Indemnitee harmless if any action or proceeding (including any governmental investigation and/or the assessment of any fines or similar items) shall be brought or asserted against such Indemnitee in respect of a material breach of any representation, warranty or covenant relating to any New Asset provided in ARTICLE 5 hereof to the extent provided in Section 2.8(a).

(d)    Any Indemnitee that proposes to assert the right to be indemnified under Section 2.8 will promptly, after receipt of notice of the commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against the Manager under such sections, notify the Manager of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. In the event that any action, suit or proceeding shall be brought against any Indemnitee (other than the Trustee and its officers, directors, employees and agents), such Indemnitee shall notify the Manager of the commencement thereof and the Manager shall be entitled to participate in, and to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnitee (which, in the case of a Securitization Entity, shall be reasonably satisfactory to the Control Party, as well), and after notice from the Manager to such Indemnitee of its election to assume the defense thereof, the Manager shall not be liable to such Indemnitee for any legal expenses subsequently incurred by such Indemnitee in connection with the defense thereof; provided that the Manager shall not enter into any settlement with respect to any claim or proceeding unless such settlement includes an unconditional release of such Indemnitee from all liability on claims that are the subject matter of such settlement; and provided, further, that the Indemnitee shall have the right to employ its own counsel in any such action the defense of which is assumed by the Manager in accordance with this Section 2.8, but the fees and expenses of such counsel shall be at the expense of such Indemnitee unless the employment of counsel by such Indemnitee has been specifically authorized by the Manager, or unless the Manager is advised in writing by counsel that joint representation would give rise to a conflict between the Indemnitee’s position and the position of the Manager and its Affiliates in respect of the defense of the claim. In the event that any action, suit or proceeding shall be brought against any Trustee or any of its officers, directors, employees or agents (each, a “Trustee Indemnitee”), it shall notify the Manager of the commencement thereof and the Trustee Indemnitee shall have the right to employ its own counsel in any such action at the expense of the Manager. No Indemnitee shall settle or compromise any claim covered pursuant to this Section 2.8 without the prior written consent of the Manager, which shall not be unreasonably withheld or delayed. The provisions of this Section 2.8 shall survive the termination of this Agreement or the earlier resignation or removal of any party hereto.

SECTION 2.9 Nonpetition Covenant. The Manager shall not, prior to the date that is (a) one year, or if longer, (b) the applicable preference period then in effect, and in either case of (a) or (b) plus one day, after the payment in full of the Outstanding Principal Amount of the Notes of each Series, petition or otherwise invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against any Securitization Entity under any insolvency law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of such Securitization Entity or any substantial part of its property, or ordering the winding up or liquidation of the affairs of such Securitization Entity.

SECTION 2.10 Advertising Funds. The Manager will maintain one or more accounts designated as an “Advertising Fund Account” in the name of NAF (or a Subsidiary thereof) for fees payable in respect of Franchise Stores, Securitized Corporate-Owned Stores and Retained Corporate-Owned Stores to fund the national marketing and advertising activities with respect to the Planet Fitness Brand (the “Advertising Fees”). To the extent not paid directly to NAF by a third-party payment processor, Advertising Fees will be transferred by the Manager from the Securitized Corporate-Owned Store Accounts to an Advertising Fund Account. The Manager shall not make or permit or cause any other Person to make or permit any borrowings to be made or Liens to be levied against the Advertising Fund Account or the funds therein. The Manager shall apply the amount on deposit in each Advertising Fund Account solely to cover (a) the costs and expenses (including costs and expenses incurred prior to the Closing Date) associated with the administration of such account, (b) costs and expenses related to the national marketing and advertising programs with respect to the Planet Fitness Brand and (c) reimbursements to the Manager for Ad Fund Manager Advances. The Manager may make advances to fund deficits in the Advertising Fund Account (“Ad Fund Manager Advances”) from time to time to the extent that it reasonably expects to be reimbursed for such advances from the proceeds of future Advertising Fees, it being agreed that any such advances will not constitute Manager Advances. The Manager, acting on behalf of the Securitization Entities, may pursuant to the terms of this Agreement, increase or reduce the Advertising Fees required to be paid by the Franchisees, Securitized Corporate-Owned Stores and Retained Corporate-Owned Stores pursuant to the terms of this Agreement and in accordance with the Managing Standard. The Manager may appoint any Sub-Manager to maintain and administer an Advertising Fund Account.

SECTION 2.11 Franchisor Consent. Subject to the Managing Standard and the terms of the Indenture, the Manager shall have the authority, on behalf of the Franchisor, to grant or withhold consents of the “franchisor” required under the Franchise Agreements and Area Development Agreements held by the Franchisor.

SECTION 2.12 Appointment of Sub-Managers. The Manager may enter into Sub-Management Arrangements; provided that the Manager will be required to remain primarily and directly liable for the performance of its obligations under this Agreement notwithstanding any such Sub-Management Arrangement; provided, further, that other than with respect to a Sub-Management Arrangement with an Affiliate of the Manager, no Sub-Management Arrangement shall be effective unless and until: (i) the Manager receives the consent of the Control Party; (ii) such Sub-Manager executes and delivers an agreement in form and substance reasonably satisfactory to the Control Party to perform and observe, or in the case of an assignment, an assumption by such successor entity of the due and punctual performance and observance of, the applicable covenants and conditions to be performed or observed by the Manager under this Agreement; provided that such Sub-Management Arrangement shall be terminable by the Control Party upon a Manager Termination Event and shall contain disentanglement provisions substantially similar to those provided in Section 7.2 herein; (iii) written notice has been provided to the Trustee, the Back-Up Manager and the Control Party; and (iv) the Rating Agencies have confirmed that such Sub-Management Arrangement, or assignment and assumption by such Sub-Manager, meets the Rating Agency Condition. Subject to the right of the Control Party to elect to continue the Sub-Management Arrangement, all Sub-Management Arrangements with an Affiliate of the Manager shall automatically terminate upon the termination of the Manager pursuant to Section 7.1(b).

SECTION 2.13 Letter of Credit Reimbursement Agreement. In the event that Holdco has deposited cash collateral as security for its obligations under the Letter of Credit Reimbursement Agreement into a bank account maintained in the name of the Master Issuer, (i) if Holdco fails to make any payment to the Master Issuer when due under the Letter of Credit Reimbursement Agreement, the Manager shall withdraw the amount of such delinquent payment from such bank account within one Business Day of the due date of such payment under the Letter of Credit Reimbursement Agreement and deposit such amount into the Collection Account, and (ii) if the amount on deposit in such account exceeds an amount equal to 105% of the sum of (x) the aggregate exposure under all outstanding letters of credit under the Letter of Credit Reimbursement Agreement plus (y) the aggregate amount then due to the Issuer under Section 4 or Section 5 of the Letter of Credit Reimbursement Agreement, the Manager shall withdraw the amount of such excess from such account and pay such excess to Holdco.

ARTICLE 3

STATEMENTS AND REPORTS

SECTION 3.1 Reporting by the Manager.

(a)    Reports Required Pursuant to the Indenture. The Manager, on behalf of the Master Issuer, will furnish, or cause to be furnished, to the Trustee and the Control Party all reports, instructions and notices required to be delivered by any Securitization Entity pursuant to SECTION 4.1 of the Indenture.

(b)    Reports Required Pursuant to the NAF Servicing Agreement. The Manager, on behalf of NAF, will furnish, or cause to be furnished, to the Master Issuer, with a copy to the Control Party, all reports required to be delivered pursuant to Section 2.3 of the NAF Servicing Agreement.

(c)    Instructions as to Withdrawals and Payments. The Manager, on behalf of the Master Issuer, will furnish, or cause to be furnished, to the Trustee or the Paying Agent, as applicable, written instructions to make withdrawals and payments from the Collection Account and any other Base Indenture Accounts or any Series Account, as contemplated herein, in the Base Indenture and in any Series Supplement. The Trustee and the Paying Agent shall follow any such written instructions in accordance with the terms and conditions of the Base Indenture and any applicable Series Supplement.

(d)    Additional Information; Access to Books and Records. The Manager shall furnish from time to time such additional information regarding the Managed Assets or compliance with the covenants and other agreements of the Manager and any Securitization Entity under the Transaction Documents as the Trustee, the Back-Up Manager or the Servicer may reasonably request, subject at all times to compliance with the 1934 Act, the 1933 Act and any other applicable law. The Manager shall, and shall cause each Securitization Entity to, permit, at reasonable times upon reasonable notice, the Servicer, the Controlling Class Representative, the Back-Up Manager and the Trustee or any Person appointed by any of them as its agent to visit and inspect any of its properties, examine its books and records and discuss its affairs with its officers, directors, managers, employees and independent certified public accountants, and up to one such visit and inspection by each of the Servicer, the Controlling Class Representative and the Trustee, or any Person appointed by them shall be reimbursable as a Securitization Operating Expense per calendar year, with any additional visit or inspection by any such Person being at such Person’s sole cost and expense; provided, however that during the continuance of a Warm Back-Up Management Trigger Event, a Rapid Amortization Event, an A-1 Notes Amortization Event, a Default, or an Event of Default, or to the extent expressly required without the instruction of any other party under the terms of any Transaction Documents, any such Person may visit and conduct such activities at any time and all such visits and activities will constitute a Securitization Operating Expense. Notwithstanding the foregoing, the Manager shall not be required to disclose or make available communications protected by the attorney- client privilege.

(e)    Leadership Team Changes. The Manager shall promptly notify the Trustee, the Back-Up Manager, the Servicer and each Rating Agency of any termination or resignation of any persons included in the Leadership Team that occurs within 12 months following a Change of Control.

SECTION 3.2 Appointment of Independent Auditors. On or before the Closing Date, the Master Issuer shall appoint a firm of independent public accountants of recognized national reputation that is reasonably acceptable to the Control Party to serve as the independent auditors (the “Independent Auditors”) for purposes of preparing and delivering the reports required by Section 3.3. It is hereby acknowledged that the accounting firm of KPMG LLP is acceptable for purposes of serving as the Independent Auditors. The Master Issuer may not remove the Independent Auditors without first giving thirty (30) days’ prior written notice to the Independent Auditors, with a copy of such notice given concurrently to the Trustee, the Rating Agencies, the Control Party, the Back-Up Manager and the Manager. Upon any resignation by such firm or removal of such firm, the Master Issuer shall promptly appoint a successor thereto that shall also be a firm of independent public accountants of recognized national reputation to serve as the Independent Auditors hereunder. If the Master Issuer shall fail to appoint a successor firm of Independent Auditors within thirty (30) days after the effective date of such resignation or removal, the Control Party shall promptly appoint a successor firm of independent public accountants of recognized national reputation that is reasonably satisfactory to the Manager to serve as the Independent Auditors hereunder. The fees of any Independent Auditors shall be payable by the Master Issuer.

SECTION 3.3 Annual Accountants’ Reports. On or before 120 days after the end of each fiscal year of the Manager, the Manager shall deliver to the Master Issuer, the Trustee, the Servicer, the Back-Up Manager and the Rating Agencies (i) a report of the Independent Auditors (who may also render other services to the Manager) or the Back-Up Manager summarizing the findings of a set of agreed-upon procedures performed by the Independent Auditors or the Back-Up Manager with respect to compliance with the Quarterly Noteholders’ Reports for such fiscal year (or, in the case of the fiscal year ending on or around December 31, 2018, other period) with the standards set forth in this Agreement and (ii) a report of the Independent Auditors or the Back-Up Manager to the effect that: (A) such firm has examined the assertion of the Manager’s management as to its compliance with its management requirements for such fiscal year (or other period); (B) in the case of the Independent Auditors, such examination was made in accordance with the standards established by the American Institute of Certified Public Accountants; and (C) except as described in the report, management’s assertion is fairly stated in all material respects. If such report is prepared by the Independent Auditors, the report will also indicate that the firm is independent of the Manager within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants. In the event such Independent Auditors require the Trustee to agree to the procedures to be performed by such firm in any of the reports required to be prepared pursuant to this Section 3.3, the Manager shall direct the Trustee in writing to so agree as to the procedures described therein; it being understood and agreed that the Trustee shall deliver such letter of agreement (which shall be in a form satisfactory to the Trustee) in conclusive reliance upon the direction of the Manager, and the Trustee has not made any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

SECTION 3.4 Available Information. The Manager, on behalf of the Master Issuer, shall make available to Noteholders, Note Owners or prospective purchasers, on a confidential basis, the information provided to the Control Party pursuant to Section 4.3 of the Base Indenture. Notwithstanding the foregoing, the Manager shall not make available any information referred to in this SECTION 3.4 to Persons who are Competitors.

ARTICLE 4

THE MANAGER

SECTION 4.1 Representations and Warranties Concerning the Manager. The Manager represents and warrants to the Master Issuer, the other Securitization Entities party hereto and the Trustee, as of the Closing Date, as follows:

(a)    Organization and Good Standing. The Manager (i) is a limited liability company, duly formed and organized, validly existing and in good standing under the laws of the State of New Hampshire, (ii) is duly qualified to do business as a foreign corporation and in good standing under the laws of each jurisdiction where the character of its property, the nature of its business or the performance of its obligations under the Related Documents make such qualification necessary and (iii) has the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted and to perform its obligations under this Agreement, except in each case referred to in clause (ii) or (iii) to the extent that the failure to do so is not reasonably likely to result in a Material Adverse Effect on the Manager.

(b)    Power and Authority; No Conflicts. The execution and delivery by the Manager of this Agreement and its performance of, and compliance with, the terms hereof are within the power of the Manager and have been duly authorized by all necessary limited liability company action on the part of the Manager. Neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated to be consummated by the Manager, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Manager or its properties, except to the extent that such conflict, breach or default would not have a Material Adverse Effect, or any of the provisions of any material indenture, mortgage, lease, contract or other instrument to which the Manager is a party or by which it or its property is bound or result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, leases, contract or other instrument except to the extent such creation or imposition would not have a Material Adverse Effect.

(c)    Consents. Except for registrations as a franchise broker or franchise sales agent as may be required under state franchise statutes and regulations, the Manager is not required to obtain the consent of any other party or the consent, license, approval or authorization of, or registration or declaration with, any Governmental Authority in connection with the execution, delivery or performance by the Manager of this Agreement, or the validity or enforceability of this Agreement against the Manager, except to the extent that a state or foreign franchise law requires filing and other compliance actions by virtue of considering the Manager as a “subfranchisor”.

(d)    Due Execution and Delivery. This Agreement has been duly executed and delivered by the Manager and constitutes a legal, valid and binding instrument enforceable against the Manager in accordance with its terms (except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing).

(e)    No Litigation. There are no actions, suits, investigations or proceedings pending or, to the Actual Knowledge of the Manager, threatened in writing against or affecting the Manager, before or by any Governmental Authority having jurisdiction over the Manager or any of its properties or with respect to any of the transactions contemplated by this Agreement (i) asserting the illegality, invalidity or unenforceability, or seeking any determination or ruling that would affect the legality, binding effect, validity or enforceability of this Agreement, or (ii) which would reasonably be expected to have a Material Adverse Effect. The Manager is in compliance with all Requirements of Law except to the extent that the failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(f)    Due Qualification. Except for registrations as a franchise broker or franchise sales agent as may be required under state or foreign franchise statutes and regulations and except to the extent that a state or foreign franchise law requires filing and other compliance actions by virtue of considering the Manager as an “subfranchisor”, the Manager has obtained or made all material licenses, registrations, consents, approvals, waivers and notifications of creditors, lessors and other Persons, in each case, in connection with the execution and delivery of this Agreement by the Manager, and the consummation by the Manager of all the transactions herein contemplated to be consummated by the Manager and the performance of its obligations hereunder except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(g)    No Default. The Manager is not in default under any agreement, contract, instrument or indenture to which the Manager is a party or by which it or its properties is or are bound, or with respect to any order of any Governmental Authority, which would have a Material Adverse Effect; and no event has occurred which with notice or lapse of time or both would constitute such a default with respect to any such agreement, contract, instrument or indenture, or with respect to any such order of any Governmental Authority, which would have a Material Adverse Effect.

(h)    Taxes. The Manager has filed or caused to be filed all federal tax returns and all material state and other tax returns which, to the Actual Knowledge of the Manager, are required to be filed by it, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect. The Manager has paid or made adequate provisions for the payment of all taxes shown as due on such returns, and all assessments made against it or any of its property (other than any amount of tax the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Manager).

(i)    Accuracy of Information. As of the date thereof, the information contained in the Offering Memorandum regarding (i) the Manager, (ii) the servicing of the Securitized Assets by the Manager and (iii) the description of this Agreement therein does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not materially misleading in each case when taken as a whole and in the light of the circumstances under which they were made; and with respect to its projected financial information, the Manager represents only that such information was prepared in good faith based on assumptions believed to be reasonable at the time.

(j)    Financial Statements. As of the Closing Date, the audited consolidated balance sheets of Holdco as of December 31, 2017 and the related consolidated statements of operations, changes in equity, comprehensive income, and cash flows for the years ended December 31, 2017, December 31, 2016 and December 31, 2015 incorporated by reference in the Offering Memorandum, reported on and accompanied by an unqualified report from KPMG LLP, present fairly the financial condition of Holdco as at such date, and the results of operations, changes in equity, comprehensive income, and cash flows for the respective periods then ended. The unaudited consolidated balance sheets of Holdco as of March 31, 2018, the related unaudited consolidated statements of operations, changes in equity, comprehensive income and cash flows for the three months ended March 31, 2018 incorporated by reference in the Offering Memorandum, present fairly, in all material respects, the financial condition of Holdco as of such date, and the results of operations, changes in equity, comprehensive income and cash flows for the period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP (except as otherwise stated therein) applied consistently through the periods involved, subject, in the case of such quarterly financial statements, to the absence of all required footnotes and to normal year-end audit adjustments.

(k)    No Material Adverse Effect. Since December 31, 2017, there has been no development or event that has had or would reasonably be expected to have a Material Adverse Effect.

(l)    Pension and Welfare Plans. During the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, no ERISA Event has occurred which would reasonably be expected to have a Material Adverse Effect. Except as would not reasonably be expected to have a Material Adverse Effect, neither the Manager nor any of its Subsidiaries has any contingent liability with respect to any post-retirement medical benefits under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Subtitle B of Title I of ERISA or other applicable similar continuation of coverage laws. Except as would not reasonably be expected to have a Material Adverse Effect, (i) no Multiemployer Plan is in reorganization (as defined in Section 4241 of ERISA) or is insolvent (as defined in Section 4245 of ERISA) and (ii) no non-exempt prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the Code) has occurred involving any Plan.

(m)     Environmental Matters. There are no material costs or liabilities associated with any and all applicable foreign, federal, state and local laws and regulations, and directives of any Governmental Authority relating to the protection of human health and safety, natural resources, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) (including, without limitation, any capital operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties), except for costs or liabilities which would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(n)    No Manager Termination Event. No Manager Termination Event has occurred or is continuing, and, to the Actual Knowledge of the Manager, there is no event which, with notice or lapse of time, or both, would constitute a Manager Termination Event.

(o)    Location of Records. The offices at which the Manager keeps its records concerning the Securitized Assets are located at the Manager’s address set forth in the Indenture.

SECTION 4.2 Existence; Status as Manager. The Manager shall keep in full effect its existence under the laws of the state of its incorporation, and maintain its rights and privileges necessary or desirable in the normal conduct of its business and the performance of its obligations hereunder, and will obtain and preserve its qualification to do business in each jurisdiction in which the failure to so qualify either individually or in the aggregate would be reasonably likely to have a Material Adverse Effect.

SECTION 4.3 Performance of Obligations.

(a)    Punctual Performance. The Manager shall punctually perform and observe all of its obligations and agreements contained in this Agreement in accordance with the terms hereof and as contemplated by the Managing Standard.

(b)    Limitations of Responsibility of the Manager. The Manager will have no responsibility under this Agreement other than to render the Services called for hereunder in good faith and consistent with the Managing Standard.

(c)    Right to Receive Instructions. In the event that the Manager is unable to decide between alternative courses of action, or is unsure as to the application of any provision of this Agreement or any Related Document, or any such provision is, in the good faith judgment of the Manager, ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement or any Related Document permits any determination by the Manager or is silent or is incomplete as to the course of action which the Manager is required to take with respect to a particular set of facts, the Manager may give notice (in such form as shall be appropriate under the circumstances) to the Control Party requesting instructions in accordance with the Base Indenture and, to the extent that the Manager shall have acted or refrained from acting in good faith in accordance with any such instructions received from the Control Party, the Manager shall not be liable on account of such action or inaction to any Person. Subject to the Managing Standard, if the Manager shall not have received appropriate instructions from the Control Party within ten (10) days of such notice (or within such shorter period of time as may be specified in such notice) the Manager may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Related Documents, as the Manager shall deem to be in the best interests of the Noteholders and the Securitization Entities. The Manager shall have no liability to any Person for such action or inaction taken in reliance on the preceding sentence except for the Manager’s own bad faith, negligence or willful misconduct.

(d)    No Duties Except as Specified in this Agreement or in Instructions. The Manager shall not have any duty or obligation to manage, make any payment in respect of, register, record, sell, reinvest, dispose of, create, perfect or maintain title to, or any security interest in, or otherwise deal with the Collateral, to prepare or file any report or other document or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Manager is a party, except as expressly provided by the terms of this Agreement or the other Related Documents and consistent with the Managing Standard, and no implied duties or obligations shall be read into this Agreement against the Manager. The Manager nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any Liens (other than Permitted Liens) on any part of the Securitized Assets which result from valid claims against the Manager personally whether or not related to the ownership or administration of the Securitized Assets or the transactions contemplated by the Related Documents.

(e)    No Action Except Under Specified Documents or Instructions. The Manager shall not manage, control, use, sell, reinvest, dispose of or otherwise deal with any part of the Collateral except in accordance with the powers granted to, and the authority conferred upon, the Manager pursuant to this Agreement or the Related Documents.

(f)    Limitations on the Manager’s Liability. Subject to SECTION 2.8, and except for any loss, liability, expense, damage, action, suit or injury arising out of, or resulting from: (i) any breach or default by the Manager in the observance or performance of any of its agreements contained in this Agreement or the other Related Document to which it is a party in its capacity as Manager; (ii) the breach by the Manager of any representation, warranty or covenant made by it in this Agreement or any other Related Document to which it is a party in its capacity as Manager or (iii) acts or omissions constituting the Manager’s own bad faith, negligence or willful misconduct in the performance of its duties hereunder or under any other Related Document to which it is a party in its capacity as Manager, neither the Manager nor any of its Affiliates (other than any Securitization Entity), managers, officers, members or employees will be liable to any Securitization Entity, the Holders or any other Person under any circumstances, including, without limitation:

(i)    for any action taken or omitted to be taken by the Manager in good faith in accordance with the instructions of the Trustee or the Control Party;

(ii)    for any representation, warranty, covenant, agreement or Indebtedness of any Securitization Entity under the Notes, any other Related Document or the Managed Documents, or for any other liability or obligation of any Securitization Entity;

(iii)    for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by any party hereto other than the Manager, or for the form, character, genuineness, sufficiency, value or validity of any part of the Securitized Assets including, without limitation, the creditworthiness of any Franchisee, lessee or other obligor thereunder, or for or in respect of the validity or sufficiency of the Related Documents;

(iv)    for any action or inaction of the Trustee, the Back-Up Manager or the Servicer, or for the performance of, or the supervision of the performance of, any obligation under this Agreement or any other Related Document that is required to be performed by the Trustee, the Back-Up Manager or the Servicer; and

(v)    for any error of judgment made in good faith that does not violate the Managing Standard.

(g)    No Financial Liability. No provision of this Agreement (other than (i) the last sentence of paragraph (d) above and (ii) SECTION 2.8) shall require the Manager to expend or risk its funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder, if the Manager has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not compensated by the payment of the Management Fees and is otherwise not reasonably assured or provided to the Manager. Further, the Manager will not be obligated to perform any services not enumerated or otherwise contemplated hereunder, unless the Manager determines that it is more likely than not that it will be reimbursed for all of its expenses incurred in connection with such performance. The Manager shall not be liable under the Notes and shall not be responsible for any amounts required to be paid by the Securitization Entities under or pursuant to the Indenture.

(h)    Reliance. The Manager may, reasonably and in good faith, conclusively rely on, and shall be protected in acting or refraining from acting when doing so, in each case in accordance with any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and believed by it to be signed by the proper party or parties. The Manager may accept a certified copy of a resolution of the board of directors or other governing body of any entity as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner or ascertainment of which is not specifically prescribed herein, the Manager may in good faith for all purposes hereof reasonably rely on a certificate, signed by any Authorized Officer of the relevant party, as to such fact or matter, and such certificate reasonably relied upon in good faith shall constitute full protection to the Manager for any action taken or omitted to be taken by it in good faith in reliance thereon.

(i)    Consultations with Third Parties; Advice of Counsel. In the exercise and performance of its duties and obligations hereunder or under any of the Related Documents, the Manager (i) may act directly or through agents (in compliance with Section 8.1(a)) or attorneys pursuant to agreements entered into with any of them; provided that the Manager shall remain primarily liable hereunder for the acts or omissions of such agents or attorneys and (ii) may, at the expense of the Manager, consult with counsel, accountants and other professionals or experts selected and monitored by the Manager in good faith and in the absence of negligence, and the Manager shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other professionals or experts.

(j)    Independent Contractor. In performing its obligations as manager hereunder the Manager acts solely as an independent contractor of each Securitization Entity, except to the extent the Manager is deemed to be an agent of a Securitization Entity by virtue of engaging in franchise sales activities, as a broker, or receiving payments on behalf of the Securitization Entities, as applicable. Nothing in this Agreement shall, or shall be deemed to, create or constitute any joint venture, partnership, employment, or any other relationship between any Securitization Entity and the Manager other than the independent contractor contractual relationship established hereby. Nothing herein shall be deemed to vest in the Manager title or any other right or interest in or to the Securitization IP. The Manager shall not be, nor shall be deemed to be, liable for any acts or obligations of the Securitization Entities, the Control Party, the Back-Up Manager, the Servicer or the Trustee (except as set forth in Section 4.3(f) hereof) and, without limiting the foregoing, the Manager shall not be liable under or in connection with the Notes. The Manager shall not be responsible for any amounts required to be paid by the Master Issuer under or pursuant to the Indenture.

SECTION 4.4 Merger; Resignation and Assignment.

(a)    Preservation of Existence. The Manager shall not merge into any other Person or convey, transfer or lease substantially all of its assets; provided, however, that nothing contained in this Agreement shall be deemed to prevent (i) the merger into the Manager of another Person, (ii) the consolidation of the Manager and another Person, (iii) the merger of the Manager into another Person or (iv) the sale of substantially all the property or assets of the Manager to another Person, so long as (A) the surviving Person of the merger or the purchaser of the assets of the Manager shall continue to be engaged in the same line of business as the Manager and shall have the capacity to perform its obligations hereunder with at least the same degree of care, skill and diligence as measured by customary practices with which the Manager is required to perform such obligations hereunder, (B) in the case of a merger or sale, the surviving Person of the merger or the purchaser of the assets of the Manager shall expressly assume the obligations of the Manager under this Agreement and expressly agree to be bound by all other provisions applicable to the Manager under this Agreement in a supplement to this Agreement in form and substance reasonably satisfactory to the Control Party and the Trustee and (C) with respect to such event, in and of itself, the Rating Agency Condition has been met. Notwithstanding anything to the contrary contained in this Section 4.4(a), the Manager shall be permitted to reorganize into a New Hampshire corporation without having to satisfy any of the requirements of the preceding sentence.

(b)    Resignation. The Manager shall not resign from the rights, powers, obligations and duties hereby imposed on it except (i) upon determination that (A) the performance of its duties hereunder is no longer permissible under applicable law and (B) there is no reasonable action which the Manager could take to make the performance of its duties hereunder permissible under applicable law or (ii) if the Manager is terminated as the Manager pursuant to Section 7.1(b). As to clause (i)(A) above, any such determination permitting the resignation of the Manager shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee, the Back-Up Manager and the Control Party. No such resignation shall become effective until a successor shall have assumed the responsibilities and obligations of the Manager in accordance with Section 7.1(b). The Trustee, the Securitization Entities, the Back-Up Manager, the Servicer and the Rating Agencies shall be notified of such resignation in writing by the Manager. From and after such effectiveness, the Successor Manager shall be, to the extent of the assignment, the “Manager” hereunder. Except as provided above in this Section 4.4(b), the Manager may not assign this Agreement or any of its rights, powers, duties or obligations hereunder.

(c)    Term of Agreement. Except as provided in Section 4.4(a) and Section 4.4(b), the duties and obligations of the Manager under this Agreement shall continue until this Agreement shall have been terminated as provided in Section 9.1, and shall survive the exercise by the Master Issuer, the Trustee or the Control Party of any right or remedy under this Agreement, or the enforcement by the Master Issuer, the Trustee or any Noteholder of any provision of the Indenture, the other Related Documents, the Notes or this Agreement.

SECTION 4.5 Taxes. The Manager shall file or cause to be filed all federal tax returns and all material state and other tax returns which, to the Actual Knowledge of the Manager, are required to be filed by the Manager, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect. The Manager shall pay or make adequate provisions for the payment of all taxes shown as due on such returns, and all assessments made against it or any of its property (other than any amount of tax the validity of which is being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Manager).

SECTION 4.6 Notice of Certain Events. Upon the occurrence of any of the following events: (a) an ERISA Event, (b) notice of the institution of proceedings or the taking of any other action by the PBGC or the Manager or any member of its Controlled Group that is intended to result in the withdrawal from, or the termination or insolvency of, any Single-Employer Plan or Multiemployer Plan, (c) any action, suit, investigation or proceeding pending or, to the Actual Knowledge of the Manager, threatened in writing against or affecting the Manager, before or by any court, administrative agency, arbitrator or governmental body having jurisdiction over the Manager or any of its properties either asserting the illegality, invalidity or unenforceability of any of the Related Documents, seeking any determination or ruling that would affect the legality, binding effect, validity or enforceability of any of the Related Documents or which could reasonably be expected to have a Material Adverse Effect or (d) any material breach of violation of the provisions of Section 4.9 hereof, the Manager shall provide written notice to the Trustee, the Servicer, the Back-Up Manager and the Rating Agencies of the same promptly and in any event within five (5) Business Days of obtaining Actual Knowledge of the same.

SECTION 4.7 Capitalization. The Manager shall have sufficient capital to perform all of its obligations under this Agreement at all times from the Closing Date and until the Indenture has been terminated in accordance with the terms thereof.

SECTION 4.8 Franchise Law Determination. Upon final determination by any state franchising authority that the Manager is required under state franchise statutes or regulations to register as a franchise broker or franchise sales agent in such state, the Manager within sixty (60) days of such determination shall arrange for the filing of such documents on behalf of the Franchisor as are necessary to register the Manager as a franchise broker or franchise sales agent as required by such state franchising authority. Upon final determination by any state franchising authority that the Manager is considered by such state franchising authority to be a “subfranchisor”, the Manager within one-hundred twenty (120) days of such determination shall file such documents and take such other compliance actions as are required by such state franchising authority or under such state’s franchise laws.

SECTION 4.9 Maintenance of Separateness. The Manager covenants that, except as contemplated by the Related Documents:

(a)    the books and records of each Securitization Entity will be maintained separately from those of the Manager and each of its Affiliates that is not a Securitization Entity;

(b)    all financial statements of the Manager that are consolidated to include any Securitization Entity and that are distributed to any party will contain detailed notes clearly stating that (i) all of such Securitization Entity’s assets are owned by such Securitization Entity, and (ii) such Securitization Entity is a separate entity and, as may be applicable, has creditors who have received interests in the Securitization Entity’s assets;

(c)    the Manager will observe (and will cause each of its Affiliates that is not a Securitization Entity to observe) corporate or limited liability company formalities in its dealing with any Securitization Entity;

(d)    except as contemplated under this Agreement, the Manager shall not (and shall not permit any of its Affiliates that is not a Securitization Entity to) commingle its funds with any funds of any Securitization Entity; provided that the foregoing shall not prohibit the Manager or any successor to or assignee of the Manager from holding funds of the Securitization Entity in its capacity as manager for such entity in a segregated account identified for such purpose;

(e)    the Manager will (and shall cause each of its Affiliates that is not a Securitization Entity to) maintain arm’s length relationships with each Securitization Entity and each of the Manager and its Affiliates that are not Securitization Entities will be compensated at market rates for any Services it renders or otherwise furnishes to such Securitization Entity, it being understood that the Management Fee, the Supplemental Management Fee and the amounts paid pursuant the Collateral Transaction Documents (other than any Charter Document) are representative of such arm’s length relationship between any Securitization Entity, on the one hand, and any Non-Securitization Entity, on the other hand;

(f)    the Manager will not be, and will not hold itself out to be, responsible for the debts of any Securitization Entity or the decisions or actions in respect of the daily business and affairs of any Securitization Entity and the Manager will not knowingly permit any Securitization Entity to hold the Manager out to be responsible for the debts of such Securitization Entity or the decisions or actions in respect of the daily business and affairs of such Securitization Entity; and

(g)    upon an officer of the Manager obtaining Actual Knowledge that any of the foregoing provisions in this Section 4.9 hereof has been breached or violated in any material respect, the Manager will take such actions as may be reasonable and appropriate under the circumstances to correct and remedy such breach or violation as soon as reasonably practicable under such circumstances.

SECTION 4.10 Non-Securitization Debt Cap. Following the Closing Date, the Manager shall not and shall not permit the other Non-Securitization Entities to incur any additional Indebtedness for borrowed money (“Specified Non-Securitization Debt”) if, after giving effect to such incurrence (and any repayment of Specified Non-Securitization Debt on such date), such incurrence would cause the aggregate outstanding principal amount of the Specified Non-Securitization Debt of the Non-Securitization Entities as of such date to exceed $50,000,000 (the “Specified Non-Securitization Debt Cap”); provided that the Specified Non-Securitization Debt Cap shall not be applicable to Specified Non-Securitization Debt that is (i) issued or incurred to refinance the Notes in whole, (ii) in excess of the Specified Non-Securitization Debt Cap if (a) the creditors (excluding (x) any creditor with respect to an aggregate amount of outstanding Indebtedness less than $100,000 and (y) any Indebtedness incurred by any Person prior to such Person becoming an Affiliate of a Non-Securitization Entity) under and with respect to such Indebtedness execute a non-disturbance agreement with the Trustee, as directed by the Manager and in a form reasonably satisfactory to the Servicer and the Trustee, that acknowledges the terms of the securitization transaction including the bankruptcy remote status of the Securitization Entities and their assets and (b) after giving pro forma effect to the incurrence of such Indebtedness (and any repayment of existing Indebtedness and any related acquisition or other transaction occurring prior to or substantially concurrently with the incurrence of such Indebtedness), the Holdco Leverage Ratio (as calculated without regard to any Indebtedness that is subject to the Specified Non-Securitization Debt Cap) is less than or equal to 7.0x, (iii) considered Indebtedness due solely to a change in accounting rules that takes effect subsequent to the Closing Date but that was not (or, if such obligations were not outstanding at the time of such change in accounting rules, would not have been) considered Indebtedness prior to such date, (iv) in respect of any obligation of any Non-Securitization Entity to reimburse the Master Issuer for any draws under any one or more letters of credit or (v) with respect to any Cash Collateralized Letters of Credit.

SECTION 4.11 Special Provisions as to Securitization IP.

(a)     The Manager acknowledges and agrees that the Franchisor has the right and duty to control the goods and services offered under such Franchisor’s Trademarks included in the Securitization IP and the manner in which such Trademarks are used in order to maintain the validity and enforceability of and its ownership of the Trademarks included in the Securitization IP. The Manager shall not take any action contrary to the express written instruction of the Franchisor with respect to: (A) the promulgation of standards with respect to the operation of the Stores, including with respect to fitness equipment and facilities, cleanliness, atmosphere, level of service, and appearance (or the making of material changes to the existing standards), (B) the promulgation of standards with respect to new businesses, products and services which the Franchisor approves for inclusion in the license granted under any IP License Agreement (or other license agreement or sublicense agreement for which the Manager is performing IP Services), (C) the nature and implementation of means of monitoring and controlling adherence to the standards, (D) the terms of any Franchise Agreements and Area Development Agreements to which the Franchisor is a party or of other sublicense agreements relating to the standards which licensees must follow with respect to businesses, products, and services offered under the Trademarks included in the Securitization IP and the usage of such Trademarks, (E) the commencement and prosecution of enforcement actions with respect to the Trademarks included in the Securitization IP and the terms of any settlements thereof, (F) the adoption of any variations on the Planet Fitness Brand which are not in use on the date hereof, or other new Trademarks to be included in the Securitization IP, (G) the abandonment of any Securitization IP and (H) any uses of the Securitization IP that are not consistent with the Managing Standard. The Franchisor shall have the right to monitor the Manager’s compliance with the foregoing and its performance of the IP Services and, in furtherance thereof, Manager shall provide the Franchisor, at the Franchisor’s written request from time to time, with copies of Franchise Documents, Third-Party License Agreements and other sublicenses, samples of products and materials bearing the Trademarks included in the Securitization IP used by Franchisees, any manufacturer or distributor of proprietary products and other licensees and sublicensees. Nothing in this Agreement shall limit the Franchisor’s rights or the licensees’ obligations under the IP License Agreements or any other agreement with respect to which the Manager is performing IP Services.

SECTION 4.12 Restrictions on Dispositions and Liens. The Manager shall not sell, transfer, assign, pledge, hypothecate or otherwise dispose, in whole or in part, of any Equity Interest in the Master Issuer Parent. In addition, the Manager shall not, and shall not permit any of its Subsidiaries to, create, incur, assume, permit or suffer to exist any Lien (other than Liens in favor of the Trustee for the benefit of the Secured Parties and any Permitted Lien set forth in clauses (a), (h), (k) or (n) of the definition thereof) upon the Equity Interests of any Securitization Entity.

SECTION 4.13 No Competition. The Manager shall not, and shall not permit the other Non-Securitization Entities to, purchase Stores or other assets similar to the Contributed Assets with the intention of competing with the Securitization Entities; provided that the foregoing shall not limit the Manager or any other Non-Securitization Entities from operating (i) the Retained Corporate-Owned Stores, (ii) Reacquired Stores, (iii) any other asset that is intended at the time of acquisition of such asset to be contributed the Securitization Entities or (iv) any asset that the Manager is not required to contribute to the Securitization Entities pursuant to SECTION 5.2(a)(i); provided, further, that the foregoing shall not limit the Manager or any other Non-Securitization Entity from operating any brand prior to such brand becoming a Future Brand.

ARTICLE 5

REPRESENTATIONS, WARRANTIES AND COVENANTS AS TO NEW ASSETS

SECTION 5.1 Representations and Warranties Made in Respect of New Assets. The Manager represents and warrants to the Master Issuer, the other Securitization Entities, the Trustee and the Servicer, as of the dates set forth below (except if otherwise expressly noted) as follows:

(a)    New U.S. Franchise Agreements. As of the applicable New Asset Addition Date with respect to any New U.S. Franchise Agreement acquired or entered into on such New Asset Addition Date:

(i)    Such New U.S. Franchise Agreement does not contain terms and conditions that are reasonably expected to result in (A) a material decrease in the amount of Collections or Retained Collections, taken as a whole, (B) a material adverse change in nature, quality or timing of Collections, taken as a whole, (C) a material adverse change in the types of underlying assets generating Collections, taken as a whole, in each case when compared to the amount, nature or quality of, or types of assets generating Collections that would have been reasonably expected to result had such New U.S. Franchise Agreement been entered into in accordance with the then-current Franchise Documents or (D) any requirement to license Intellectual Property unless one of the Securitization Entities possesses the full rights to license such Intellectual Property;

(ii)    Such New U.S. Franchise Agreement is genuine, and is the legal, valid and binding obligation of the parties thereto and is enforceable against the parties thereto in accordance with its terms (except as such enforceability may be limited by bankruptcy or insolvency laws and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law);

(iii)    Such New U.S. Franchise Agreement complies in all material respects with all applicable Requirements of Law;

(iv)    The Franchisee related to such New U.S. Franchise Agreement is not, to the Actual Knowledge of the Manager, the subject of a bankruptcy proceeding;

(v)    Royalty Payments payable pursuant to such New U.S. Franchise Agreement are payable by the related Franchisee at least monthly;

(vi)    Except as required by applicable Requirements of Law, such New U.S. Franchise Agreement contains no contractual rights of set-off; and

(vii)     Except as required by applicable Requirements of Law, such New Franchise Agreement is freely assignable by the applicable Securitization Entities.

(b)    New U.S. Area Development Agreements. As of the applicable New Asset Addition Date with respect to any New U.S. Area Development Agreement acquired on such New Asset Addition Date:

(i)    Such New U.S. Area Development Agreement does not contain terms and conditions that are reasonably expected to result in (A) a material decrease in the amount of Collections or Retained Collections, taken as a whole, (B) a material adverse change in the nature, quality or timing of Collections, taken as a whole, or (C) a material adverse change in the types of underlying assets generating Collections, taken as a whole, in each case when compared to the amount, nature or quality of, or types of assets generating Collections that would have been reasonably expected to result had such New U.S. Area Development Agreement been entered into in accordance with the then-current Franchise Documents;

(ii)    Such New U.S. Area Development Agreement is genuine, and is the legal, valid and binding obligation of the parties thereto and is enforceable against the parties thereto in accordance with its terms (except as such enforceability may be limited by bankruptcy or insolvency laws and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law);

(iii)    Such New U.S. Area Development Agreement complies in all material respects with all applicable Requirements of Law;

(iv)    The Franchisee related to such New U.S. Area Development Agreement is not, to the Actual Knowledge of the Manager, the subject of a bankruptcy proceeding;

(v)    Except as required by applicable Requirements of Law, such New U.S. Area Development Agreement contains no contractual rights of set-off; and

(vi)    Except as required by applicable Requirements of Law, such New U.S. Area Development agreement is freely assignable by the applicable Securitization Entities.

(c)    New Securitized Equipment Supply Agreements. As of the applicable New Asset Addition Date with respect to any New Securitized Equipment Supply Agreements, acquired or entered into on such New Asset Addition Date:

(i)    Such New Securitized Equipment Supply Agreement is the legal, valid and binding obligation of the parties thereto, has been fully and properly executed by the Securitization Entities party thereto and is enforceable in accordance with its terms (except as such enforceability may be limited by bankruptcy or insolvency laws and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law);

(ii)    The execution of such New Securitized Equipment Supply Agreement could not be reasonably expected to have a Material Adverse Effect;

(iii)    No party to such New Securitized Equipment Supply Agreement is, to the Actual Knowledge of the Manager, the subject of a bankruptcy proceeding;

(iv)    Such New Securitized Equipment Supply Agreement complies in all material respects with all applicable Requirements of Law; and

(v)    Except as required by applicable Requirements of Law, such agreement is freely assignable by the applicable Securitization Entities.

(d)    New Securitized Authorized Vendor Contracts. As of the applicable New Asset Addition Date with respect to any New Securitized Authorized Vendor Contracts, acquired or entered into on such New Asset Addition Date:

(i)    Such New Securitized Authorized Vendor Contract is the legal, valid and binding obligation of the parties thereto, has been fully and properly executed by the Securitization Entities party thereto and is enforceable in accordance with its terms (except as such enforceability may be limited by bankruptcy or insolvency laws and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law);

(ii)    The execution of such New Securitized Authorized Vendor Contract could not be reasonably expected to have a Material Adverse Effect;

(iii)    No party to such New Securitized Authorized Vendor Contract is, to the Actual Knowledge of the Manager, the subject of a bankruptcy proceeding;

(iv)    Such New Securitized Authorized Vendor Contract complies in all material respects with all applicable Requirements of Law; and

(v)    Except as required by applicable Requirements of Law, such agreement is freely assignable by the applicable Securitization Entities.

(e)    New Contributed Corporate-Owned Store Assets. As of the applicable New Asset Addition Date with respect to any New Contributed Corporate-Owned Store Asset, acquired or entered into on such New Asset Addition Date:

(i)    The applicable Securitization Entity owns full legal and equitable title to each such New Contributed Corporate-Owned Store Asset, free and clear of any Lien (other than Permitted Liens); and

(ii)    The addition of such New Contributed Corporate-Owned Store Asset could not be reasonably expected to have a Material Adverse Effect.

(f)    Franchisee Notes. As of the applicable New Asset Addition Date with respect to a Franchisee Note, acquired or entered into on such New Asset Addition Date:

(i)    Such agreement is genuine, and is the legal, valid and binding obligation of the parties thereto and is enforceable against the parties thereto in accordance with its terms (except as such enforceability may be limited by bankruptcy or insolvency laws and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law);

(ii)    Such agreement complies in all material respects with all applicable Requirements of Law;

(iii)    The Franchisee related to such agreement is not the subject of a bankruptcy proceeding; and

(iv)    Except as required by applicable Requirements of Law, such agreement is freely assignable by the applicable Securitization Entities.

(g)    New Contributed Corporate-Owned Store Leases and Securitized Franchisee Leases. As of the applicable New Asset Addition Date with respect to any New Contributed Corporate-Owned Store Leases or Securitized Franchisee Leases, as applicable, acquired or entered into on such New Asset Addition Date:

(i)    No material default by Planet Fitness Assetco, or to the Actual Knowledge of the Manager, by any other party, exists under any provision of such lease, and no condition or event exists, that, after notice or lapse of time or both, would constitute a material default thereunder by Planet Fitness Assetco or, to the Actual Knowledge of the Manager, by any other party, except where such default would not be reasonably expected to have a Material Adverse Effect;

(ii)    To Manager’s Actual Knowledge, such New Contributed Corporate-Owned Store Leases or Securitized Franchisee Leases, as the case may be, and the use thereof, comply in all material respects with all applicable legal requirements, including local building and zoning ordinances and codes and the certificate of occupancy issued for such property, except where such failure to comply would not be reasonably expected to have a Material Adverse Effect;

(iii)    Neither Planet Fitness Assetco, nor, to the Actual Knowledge of the Manager, the related sub-lessee (if any) has committed any act or omission affording any Governmental Authority the right of forfeiture against such property;

(iv)    No condemnation or similar proceeding has been commenced nor, to the Actual Knowledge of the Manager, is threatened in writing with respect to all or any material portion of such New Contributed Corporate-Owned Store Leases or Securitized Franchisee Leases, as the case may be, that was not considered in the leasing of such New Contributed Corporate-Owned Store Leases or Securitized Franchisee Leases;

(v)    All policies of insurance (a) required to be maintained by Planet Fitness Assetco under such lease and (b) with respect to any Securitized Franchise Leases, to the Actual Knowledge of the Manager, required to be maintained by the Franchisee under the related sublease, are valid and in full force and effect, except where a failure to maintain such insurance would not be reasonably expected to have a Material Adverse Effect. Notwithstanding anything to the contrary herein, the representation set forth in this Section 5.1(b)(vi)(v) with respect to the policies to be maintained by Planet Fitness Assetco pursuant to such Securitized Franchisee Lease shall be deemed accurate if Planet Fitness Assetco has contractually obligated the Franchisee party to such related Securitized Franchisee Leases to maintain insurance with respect to such Securitized Franchisee Lease in a manner that is customary for business operations of this type; and

(vi)    All material certifications, permits, licenses and approvals, including certificates of completion and occupancy permits required for the legal use, occupancy and operation of the Store on any applicable New Contributed Corporate-Owned Store Leases or Securitized Franchisee Lease, if such property is open for business, have been obtained and are in full force and effect.

The Manager shall not enter into any lease included in the New Contributed Corporate-Owned Store Leases or the Securitized Franchisee Leases after the Closing Date which (i) requires Holdco or its Affiliates (other than the Securitization Entities) to provide a guaranty of any obligation of any Securitization Entity or (ii) includes any event of default under such lease on the part of any Securitization Entity due to a bankruptcy of Holdco or its Affiliates (other than the Securitization Entities).

(h)    New Foreign Area Development Agreements. As of the applicable New Asset Addition Date with respect to any New Foreign Area Development Agreement acquired or entered into on such New Asset Addition Date:

(i)    Such New Foreign Area Development Agreement does not contain terms and conditions that are reasonably expected to result in (A) a material decrease in the amount of Collections or Retained Collections, taken as a whole, (B) a material adverse change in the nature, quality or timing of Collections, taken as a whole, or (C) a material adverse change in the types of underlying assets generating Collections, taken as a whole, in each case when compared to the amount, nature or quality of, or types of assets generating Collections that would have been reasonably expected to result had such New Foreign Area Development Agreement been entered into in accordance with the then-current Franchise Documents;

(ii)    Such New Foreign Area Development Agreement is the legal, valid and binding obligation of the parties thereto, has been fully and properly executed by the Securitization Entities party thereto and is enforceable in accordance with its terms (except as such enforceability may be limited by bankruptcy or insolvency laws and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law),

(iii)    Such New Foreign Area Development Agreement complies in all material respects with all applicable Requirements of Law and, in the case of a New Foreign Area Development Agreement governing (A) the operation of the first Franchise Store opened in a New Foreign Country or (B) the operation of a Franchise Store under a different business relationship than previously existed between a Securitization Entity and any Franchisee in such Foreign Country, the Manager has obtained a legal opinion or other evidence reasonably acceptable to the Control Party to the effect that such New Foreign Area Development Agreement complies in all material respects with all applicable Requirements of Law in such Foreign Country;

(iv)    Except as required by applicable Requirements of Law, such New Foreign Area Development agreement contains no contractual rights of set-off; and

(v)    No Franchisee party to such New Foreign Area Development Agreement is, to the Actual Knowledge of the Manager, the subject of a bankruptcy proceeding.

(i)    After-Acquired Securitization IP. With respect to any After-Acquired Securitization IP contributed by the Manager (indirectly, through the Holding Company Guarantor and the Master Issuer) to the Franchisor on the applicable New Asset Addition Date, as of such New Asset Addition Date the Manager has all necessary rights, title and interest in such After-Acquired Securitization IP to make such contribution.

(j)    New Foreign Franchise Agreements. As of the applicable New Asset Addition Date with respect to any New Foreign Franchise Agreement acquired or entered into on such New Asset Addition Date:

(i)    Such New Foreign Franchise Agreement does not contain terms and conditions that are reasonably expected to result in (A) a material decrease in the amount of Collections or Retained Collections, taken as a whole, (B) a material adverse change in the nature, quality or timing of Collections, taken as a whole, or (C) a material adverse change in the types of underlying assets generating Collections constituting, taken as a whole, in each case when compared to the amount, nature or quality of, or types of assets generating Collections that would have been reasonably expected to result had such New Foreign Franchise Agreement been entered into in accordance with the then-current Franchise Documents; or (D) any requirement to license Intellectual Property unless one of the Securitization Entities possesses the full rights to license such Intellectual Property;

(ii)    Such New Foreign Franchise Agreement is the legal, valid and binding obligation of the parties thereto, has been fully and properly executed by the Securitization Entities party thereto and is enforceable in accordance with its terms (except as such enforceability may be limited by bankruptcy or insolvency laws and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law);

(iii)    Such New Foreign Franchise Agreement complies in all material respects with all applicable Requirements of Law and, in the case of a New Foreign Franchise Agreement governing (A) the operation of the first Franchise Store opened in a New Foreign Country or (B) the operation of a Franchise Store under a different business relationship than previously existed between a Securitization Entity and any Franchisee in such Foreign Country, the Manager has obtained a legal opinion or other evidence reasonably acceptable to the Control Party to the effect that such New Foreign Franchise Agreement complies in all material respects with all applicable Requirements of Law in such Foreign Country;

(iv)    Except as required by applicable Requirements of Law, such New Foreign Franchise Agreement contains no contractual rights of set-off; and

(v)    No Franchisee party to such New Foreign Franchise Agreement is, to the Actual Knowledge of the Manager, the subject of a bankruptcy proceeding.

SECTION 5.2 Covenants in Respect of New Collateral.

(a)    New Assets.

(i)    The Manager shall cause the applicable Securitization Entity to enter into or acquire each of the following, to the extent entered into or acquired after the Closing Date: (a) all New Franchise Agreements, New Area Development Agreements and Franchisee Notes, (b) all After-Acquired Securitization IP, (c) all New Securitized Corporate-Owned Stores and the related New Contributed Corporate-Owned Store Assets and New Contributed Corporate-Owned Store Leases, (d) all New Securitized Equipment Supply Agreements and (e) all Securitized Franchisee Leases; provided, that the Manager shall not be required to cause any Securitization Entity to enter into any agreements or acquire any other assets relating to the Franchise Store Business, the Securitized Corporate-Owned Store Business or the equipment distribution business in any country other than the United States and, solely with respect to the acquisition of After-Acquired Securitization IP, Canada. The Manager may, but will not be obligated to, contribute to the Master Issuer or its applicable Subsidiary, or otherwise cause the Master Issuer or its applicable Subsidiary to enter into, develop or acquire other assets and liabilities of a type and nature similar to the Securitized Assets held by the Securitization Entities on the Closing Date (“Other Assets”).

(ii)     (A) Unless otherwise agreed to in writing by the Control Party, any contribution to, or development or acquisition by, the Master Issuer or any other Securitization Entity of any New Franchise Agreements, New Area Development Agreements, Franchisee Notes, New Securitized Equipment Supply Agreements, New Securitized Authorized Vendor Contracts, New Securitized Corporate-Owned Stores, New Contributed Corporate-Owned Store Assets, New Contributed Corporate-Owned Store Leases and new Securitized Franchisee Leases shall be subject to all applicable provisions of the Indenture, this Agreement (including the applicable representations and covenants in Article 2 and Article 5 of this Agreement), the IP License Agreements and any other relevant Related Documents.

(B)    Unless otherwise agreed to in writing by the Control Party, any contribution to, or development or acquisition by, the Master Issuer of Other Assets shall be subject to applicable provisions of the Indenture, this Agreement and the IP License Agreements. The Control Party shall have the right to approve the Securitization Entity that shall hold any such Other Assets (including the right to direct that such Other Assets be held by one or more newly formed Additional Securitization Entities if the Control Party reasonably believes such Other Assets could impair the Collateral).

(iii)    The Manager shall have the right to form an Additional Securitization Entity for the purpose of holding Other Assets until such time as the Control Party shall direct the Manager as to which Securitization Entity should hold such Other Asset.

(iv)    Without the consent of the Control Party, the Manager or its Affiliates shall not have the right to contribute any assets (other than cash or Notes) or assign any liabilities to the Master Issuer, or cause the Master Issuer or its Subsidiaries to enter into any arrangements, except as provided in this Section 5.2(a) or as otherwise permitted under the Related Documents.

SECTION 5.3 Securitization IP. All Securitization IP shall be owned solely by the Franchisor and shall not be assigned, transferred or licensed out by the Franchisor to any other entity other than as permitted or provided under the Related Documents.

ARTICLE 6

[RESERVED]

ARTICLE 7

DEFAULT

SECTION 7.1 Manager Termination Events.

(a)    Manager Termination Events. Any of the following acts or occurrences shall constitute a Manager Termination Event under this Agreement, the assertion as to the occurrence of which may be made, and notice of which may be given, by the Master Issuer, the Control Party, the Back-Up Manager or the Trustee (acting at the direction of the Control Party):

(i)    any failure by the Manager to remit a payment required to be deposited from a Concentration Account to the Collection Account or any other Indenture Trust Account, within three (3) Business Days (unless such payment requires an international funds transfer, in which case such funds must be deposited to the applicable account within five (5) Business Days of receipt) of the later of (a) its Actual Knowledge of its receipt thereof and (b) the date such deposit is required to be made pursuant to the Related Documents; provided that any inadvertent failure to remit such a payment shall not be a breach of this clause (i) if in an amount less than $5,000,000 and cured within three (3) Business Days of a Manager Termination Event under this clause (i) (unless such payment requires an international funds transfer, in which case such breach may be cured within five (5) Business Days of a Manager Termination Event under this clause (i)) after the Manager obtains Actual Knowledge thereof (it being understood that the Manager shall not be responsible for the failure of the Trustee to remit funds that were received by the Trustee from or on behalf of the Manager in accordance with the applicable Related Documents);

(ii)    the Interest-Only DSCR as calculated as of any Quarterly Calculation Date is less than 1.20x;

(iii)    any failure by the Manager to provide any required certificate or report set forth in SECTIONS 4.1(a), (b), (c), (d), (e), (f) or (g) of the Base Indenture within three (3) Business Days of its due date;

(iv)    a material default by the Manager in the due performance and observance of any provisions of this Agreement or any other Related Document to which it is a party (other than as described above) and the continuation of such default for a period of thirty (30) days after the Manager has been notified thereof in writing by any Securitization Entity or the Control Party; provided, that if any such default is capable of being remedied within thirty (30) days after the Manager has obtained Actual Knowledge of such breach or the Manager’s receipt of written notice thereof, then a Manager Termination Event shall only occur under this clause (iv) as a result of such breach if it is not cured in all material respects by the end of such 30-day period; provided, further, that no Manager Termination Event shall occur pursuant to this clause (iv) due to the breach of any covenant relating to any New Asset set forth in Article 5 so long as the Manager has complied with Section 2.8(b) and Section 2.8(c) if such damages are required to be paid with respect to such breach;

(v)    any material breach by the Manager of any representation, warranty or statement of the Manager made in this Agreement or any other Related Document or in any certificate, report or other writing delivered pursuant thereto that is not qualified by materiality or the definition of “Material Adverse Effect” as of the time when the same was made or deemed to have been made or as of any other date specified in such document or agreement; provided that if any such breach is capable of being remedied within thirty (30) days after the Manager has obtained Actual Knowledge of such breach or the Manager’s receipt of written notice thereof, then a Manager Termination Event shall only occur under this clause (v) as a result of such breach if it is not cured in all material respects by the end of such 30-day period; provided, further, that no Manager Termination Event shall occur pursuant to this clause (v) due to the breach of any representation, warranty or statement relating to any New Asset set forth in Article 5 so long as the Manager has complied with Section 2.8(b) and Section 2.8(c) if such damages are required to be paid with respect to such breach;

(vi)    any breach by the Manager of any representation, warranty or statement of the Manager made in this Agreement or any other Related Document or in any certificate, report or other writing delivered pursuant thereto that is qualified by materiality or the definition of “Material Adverse Effect” as of the time when the same was made or deemed to have been made or as of any other date specified in such document or agreement; provided that if any such breach is capable of being remedied within thirty (30) days after the Manager has obtained Actual Knowledge of such breach or the Manager’s receipt of written notice thereof, then a Manager Termination Event shall only occur under this clause (vi) as a result of such breach if it is not cured in all material respects by the end of such 30-day period; provided, further, that no Manager Termination Event shall occur under this clause (vi) due to the breach of a representation or warranty relating to any New Asset set forth in Article 5 so long as the Manager has complied with Section 2.8(b) and Section 2.8(c) with respect to such breach by taking any action required to be taken;

(vii)    an Event of Bankruptcy with respect to the Manager shall have occurred;

(viii)    any final, non-appealable order, judgment or decree is entered in any proceedings against the Manager by a court of competent jurisdiction decreeing the dissolution of the Manager and such order, judgment or decree remains unstayed and in effect for more than ten (10) days;

(ix)    a final non-appealable judgment for an amount in excess of $50,000,000 (exclusive of any portion thereof which is insured) is rendered against the Manager by a court of competent jurisdiction and is not paid, discharged or stayed within sixty (60) days of the date when due;

(x)    an acceleration of more than $50,000,000 of the Indebtedness of the Manager which Indebtedness has not been discharged or which acceleration has not been rescinded and annulled;

(xi)    this Agreement or a material portion thereof ceases to be in full force and effect or enforceable in accordance with its terms (other than in accordance with the express termination provisions hereof) or the Manager asserts as much in writing;

(xii)     a failure by any Non-Securitization Entity to comply with the Specified Non-Securitization Debt Cap, and such failure has continued for a period of forty-five (45) days after the Manager has been notified in writing by any Securitization Entity, the Control Party, the Back-Up Manager or the Trustee, or otherwise has obtained Actual Knowledge of such non-compliance; and

(xiii)    the occurrence of a Change in Management with respect to the Manager following the occurrence of a Change of Control.

(b)    Remedies. If a Manager Termination Event has occurred and is continuing, the Control Party (acting at the direction of the Controlling Class Representative) may (i) waive such Manager Termination Event (except for a Manager Termination Event described in clauses (vii) or (viii) of Section 7.1(a)) or (ii) direct the Trustee in writing to terminate the Manager in its capacity as such by the delivery of a termination notice (the “Termination Notice”) to the Manager (with a copy to each of the Securitization Entities, the Trustee, the Back-Up Manager and the Rating Agencies); provided that the delivery of a Termination Notice shall not be required in respect of any Manager Termination Event described in clauses (vii) or (viii) of Section 7.1(a). If the Trustee, acting at the direction of the Control Party (acting at the direction of the Controlling Class Representative), delivers a Termination Notice to the Manager pursuant to this Agreement (or automatically upon the occurrence of any Manager Termination Event relating to any Manager Termination Event described in clauses (vii) or (viii) of Section 7.1(a)) all rights, powers, duties, obligations and responsibilities of the Manager under this Agreement and the other Related Documents (other than with respect to the payment of Indemnification Amounts or its obligations with respect to Disentanglement), including with respect to the Accounts or otherwise, will vest in and be assumed by the Successor Manager appointed by the Control Party (acting at the direction of the Controlling Class Representative). If no Successor Manager has been appointed by the Control Party (acting at the direction of the Controlling Class Representative), the Back-Up Manager will serve as the Successor Manager and will work with the Servicer to implement the Transition Plan (as defined in the Back-Up Management Agreement) until a Successor Manager (other than the Back-Up Manager) has been appointed by the Control Party (acting at the direction of the Controlling Class Representative).

(c)    From and during the continuation of a Manager Termination Event where the rights and powers of the Manager have been terminated, each Securitization Entity and the Trustee (acting at the direction of the Control Party) are hereby irrevocably authorized and empowered to execute and deliver, on behalf of the Manager, as attorney in fact or otherwise, all documents and other instruments (including any notices to Franchisees deemed necessary or advisable by the applicable Securitization Entity or the Control Party), and to do or accomplish all other acts or things necessary or appropriate, to effect such vesting and assumption.

(d)    Notice of Manager Termination Event. Promptly after the occurrence of any Manager Termination Event pursuant to Section 7.1(a), the Manager shall transmit notice of such Manager Termination Event to the Control Party and the Trustee, with a copy to each Rating Agency and the Back-Up Manager.

SECTION 7.2 Disentanglement.

(a)    Obligations. Upon termination of the Manager pursuant to a Termination Notice following a Manager Termination Event, the Manager will cooperate fully with the Back-Up Manager and the Control Party in connection with the implementation of the Transition Plan (as defined in the Back-Up Management Agreement) and the complete transition to a Successor Manager, without interruption or adverse impact on the provision of Services (the “Disentanglement”). The Manager will cooperate fully with the Successor Manager and otherwise promptly take all actions required to assist in effecting a complete Disentanglement and shall follow any directions that may be provided by the Control Party or the Back-Up Manager. The Manager will provide all information and assistance regarding the terminated Services required for Disentanglement, including data conversion and migration, interface specifications, and related professional services. The Manager will provide for the prompt and orderly conclusion of all work, as the Control Party may direct, including completion or partial completion of projects, documentation of all work in progress, and other measures to assure an orderly transition to the Successor Manager. All services relating to Disentanglement (“Disentanglement Services”), including all reasonable training for personnel of the Back-Up Manager, the Successor Manager or the Successor Manager’s designated alternate service provider in the performance of the Services, will be deemed a part of the Services to be performed by the Manager. The Manager will use commercially reasonable efforts to utilize existing resources to perform the Disentanglement Services.

(b)    Charges for Disentanglement Services. So long as the Manager continues to provide the Services (whether or not the Manager has been terminated as Manager) during the Disentanglement Period, the Manager shall continue to be paid the Management Fee. Upon the Successor Manager’s assumption of the obligation to perform the Services, the Manager shall be entitled to reimbursement of its actual costs for the provision of any Disentanglement Services.

(c)    Duration of Disentanglement Obligations. The Manager’s obligation to provide Disentanglement Services will not cease until the earlier of (a) the date a Disentanglement reasonably satisfactory to the Control Party has been completed and (b) the date the Disentanglement Period expires. The “Disentanglement Period” means the period of time designated by the Control Party, continuing for up to eighteen (18) months after the date of the Manager’s termination due to a Manager Termination Event. The Disentanglement Period will commence on the date that the Manager is terminated.

(d)    Sub-Management Arrangements; Authorizations.

(i)    With respect to any Sub-Management Arrangement, unless the Control Party elects to terminate such Sub-Management Arrangement in accordance with Section 2.12 hereof, the Manager will:

(A)    assign to the Successor Manager or its designated alternate service provider all of the Manager’s rights under such Sub-Management Arrangement to which it is party used by the Manager in performance of the transitioned Services; and

(B)    procure any third party authorizations necessary to grant the Successor Manager or its designated alternate service provider the use and benefit of such Sub-Management Arrangement to which it is party used by the Manager in performing the transitioned Services, pending their assignment to the Successor Manager under this Agreement.

(ii)    If the Control Party elects to terminate such Sub-Management Arrangement in accordance with Section 2.12 hereof, the Manager will take all reasonable actions necessary or reasonably requested by the Control Party to accomplish a complete transition of the Services performed by such Sub-Manager to the Successor Manager, or to any alternate service provider designated by the Control Party, without interruption or adverse impact on the provision of Services.

(e)    Confidential Information. The Manager will comply with the terms of Article 8 relating to the return and destruction of Confidential Information.

(f)    Third Party Intellectual Property. The Manager will assist the Successor Manager or its designated alternate service provider in obtaining any necessary licenses or consents to any third-party Intellectual Property then being used by the Manager or any Sub-Manager. The Manager will assign any such license or sublicense directly to the Successor Manager or its designated alternate service provider to the extent the Manager has the necessary rights to assign such agreements to the Successor Manager without incurring any additional cost.

SECTION 7.3 Intellectual Property. Within ninety (90) days of termination of this Agreement for any reason, the Manager shall deliver and surrender up to the Securitization Entities (with a copy to the Successor Manager and the Servicer) any and all products, materials, or other physical objects bearing, containing, or embodying any Securitization IP or Confidential Information of the Securitization Entities, including any materials bearing Trademarks included in the Securitization IP and any copies of copyrighted works included in the Securitization IP in the Manager’s possession or control, and shall terminate all use of all Securitization IP, including Trade Secrets; provided that (for the avoidance of doubt) any rights granted to Planet Fitness Holdings and the other Non-Securitization Entities as licensees pursuant to the IP License Agreements shall continue pursuant to the terms thereof notwithstanding the termination of this Agreement and/or Planet Fitness Holdings’ role as Manager; and provided further that (for the avoidance of doubt), Manager shall continue to maintain the confidentiality and secrecy of all Trade Secrets and other Confidential Information included in the Securitization IP in perpetuity.

SECTION 7.4 No Effect on Other Parties. Upon any termination of the rights and powers of the Manager from time to time pursuant to Section 7.1 or upon any appointment of a Successor Manager, all the rights, powers, duties, obligations and responsibilities of the Securitization Entities or the Trustee under this Agreement, the Indenture and the other Related Documents shall remain unaffected by such termination or appointment and shall remain in full force and effect thereafter, except as otherwise expressly provided in this Agreement or in the Indenture.

SECTION 7.5 Rights Cumulative. All rights and remedies from time to time conferred upon or reserved to the Securitization Entities, the Trustee, the Servicer, the Control Party, the Back-Up Manager or the Noteholders or to any or all of the foregoing are cumulative, and none is intended to be exclusive of another or any other right or remedy which they may have at law or in equity. Except as otherwise expressly provided herein, no delay or omission in insisting upon the strict observance or performance of any provision of this Agreement, or in exercising any right or remedy, shall be construed as a course of dealing, waiver or relinquishment of such provision, nor shall it impair such right or remedy. Every right and remedy may be exercised from time to time and as often as deemed expedient.

ARTICLE 8

CONFIDENTIALITY

SECTION 8.1 Confidentiality.

(a)    Each of the parties hereto acknowledges that during the term of this Agreement each party (the “Recipient”) may receive Confidential Information from the other party (the “Discloser”). Each party agrees to maintain the Confidential Information in the strictest of confidence and will not, at any time, use, disseminate or disclose any Confidential Information to any person or entity other than those of (i) its officers, directors, managers, employees, agents, advisors or representatives (including legal counsel or accountants) or (ii) in the case of the Manager and the Securitization Entities, Franchisees and prospective Franchisees, suppliers or other service providers under written confidentiality agreements that contain provisions at least as protective as those set forth in this Agreement. Recipient shall be liable for any breach of this Article 8 by any of its officers, directors, managers, employees, agents, advisors, representatives, Franchisees and prospective Franchisees, suppliers or other service providers and shall immediately notify Discloser in the event of any loss or disclosure of any Confidential Information of Discloser and shall reasonably assist and cooperate, at the expense of the Master Issuer, with Discloser with respect to any investigation, disclosures to affected parties, and other remedial measures as requested by Discloser. Each party agrees to protect the confidentiality, integrity and availability of Confidential Information it receives, and shall not use any less than the same degree of care that it uses to protect its own Confidential Information.. Upon termination of this Agreement, Recipient will return to Discloser, or at Discloser’s request, destroy all documents and records in its possession containing the Confidential Information of Discloser. Confidential Information shall not include information that: (i) is already known to Recipient without restriction on use or disclosure prior to receipt of such information from Discloser; (ii) is or becomes part of the public domain other than by breach of this Agreement by, or other wrongful act of, Recipient; (iii) is developed by Recipient independently of and without reference to any Confidential Information; (iv) is received by Recipient from a third party who is not under any obligation to Discloser to maintain the confidentiality of such information; or (v) is required to be disclosed by the Indenture, the Related Documents, applicable law, statute, rule, regulation, subpoena, court order or legal process; provided that the Recipient shall promptly inform the Discloser of any such requirement and cooperate with any attempt by the Discloser to obtain a protective order or other similar treatment. It shall be the obligation of Recipient to prove that such an exception to the definition of Confidential Information exists.

(b)    Notwithstanding anything to the contrary contained in Section 8.1(a), the Securitization Entities, the Trustee, the Servicer, the Back-Up Manager or the Noteholders may use, disseminate or disclose any Confidential Information to any person or entity in connection with the enforcement of rights of the Securitization Entities, the Trustee, the Servicer, the Back-Up Manager or the Noteholders under the Indenture or the Related Documents; provided, however, that prior to disclosing any such Confidential Information:

(i)    to any such person or entity other than in connection with any judicial or regulatory proceeding, such person or entity shall agree in writing to maintain such Confidential Information in a manner at least as protective of the Confidential Information as the terms of Section 8.1(a); or

(ii)    to any such person or entity in connection with any judicial or regulatory proceeding, the Recipient will (x) promptly notify Discloser of each such requirement and identify the documents so required thereby, so that Discloser may seek an appropriate protective order or similar treatment and/or waive compliance with the provisions of this Agreement; (y) use reasonable efforts to assist Discloser in obtaining such protective order or other similar treatment protecting such Confidential Information prior to any such disclosure; and (z) consult with Discloser on the advisability of taking legally available steps to resist or narrow the scope of such requirement. If, in the absence of such a protective order or similar treatment, the Recipient is nonetheless required by Requirements of Law to disclose any part of Discloser’s Confidential Information which is disclosed to it under this Agreement, the Recipient may disclose such Confidential Information without liability under this Agreement, except that the Recipient will furnish only that portion of the Confidential Information which is legally required.

ARTICLE 9

MISCELLANEOUS PROVISIONS

SECTION 9.1 Termination of Agreement. The respective duties and obligations of the Manager and the Securitization Entities created by this Agreement shall terminate upon the earlier to occur of (x) the final payment or other liquidation of the last Securitized Asset and (y) the satisfaction and discharge of the Indenture pursuant to ARTICLE Twelve of the Base Indenture. Upon termination of this Agreement pursuant to this Section 9.1, the Manager shall pay over to the applicable Securitization Entity or any other Person entitled thereto all proceeds of the Securitized Assets held by the Manager. The provisions of Sections 2.1(c), 2.8 and 2.9 shall survive termination of this Agreement.

SECTION 9.2 Amendment.

(a)    This Agreement may only be amended, from time to time, in writing, upon the written consent of the Trustee (acting at the direction of the Control Party) the Securitization Entities, and the Manager; provided that any amendment that would materially adversely affect the interests of the Noteholders shall require the consent of the Control Party, which consent shall not be unreasonably withheld or delayed; provided, further that no consent of the Trustee or the Control Party shall be required in connection with any amendment to accomplish any of the following:

(i)    to correct or amplify the description of any required activities of the Manager;

(ii)    to add to the duties or covenants of the Manager for the benefit of any Noteholders or any other Secured Parties, or to add provisions to this Agreement so long as such action does not modify the Managing Standard, materially adversely affect the enforceability of the Securitization IP or materially adversely affect the interests of the Noteholders;

(iii)    to correct any manifest error or to cure any ambiguity, defect or provision that may be inconsistent with the terms of the Base Indenture or any other Related Document, or to correct or supplement any provision herein that may be inconsistent with the terms of the Base Indenture or each offering memorandum for the Notes;

(iv)    to evidence the succession of another Person to any party to this Agreement;

(v)    to comply with Requirements of Law;

(vi)    to take any action necessary and appropriate to facilitate the origination of Managed Documents, the acquisition and management of Securitized Franchisee Leases, or the management and preservation of the Managed Documents, in each case, in accordance with the Managing Standard; or

(vii)    to provide for additional Services to be provided by the Manager.

(b)    Promptly after the execution of any amendment, the Manager shall send to the Trustee, the Servicer, the Back-Up Manager and each Rating Agency a copy of such amendment, but the failure to do so will not impair or affect its validity.

(c)    Any amendment or modification effected contrary to the provisions of this Section 9.2 shall be null and void.

SECTION 9.3 Amendments to Other Agreements. The Master Issuer and the Trustee each agree not to amend the Indenture or the Related Documents to which it is a party without the Manager’s consent if such amendment would materially increase the Manager’s obligations or liabilities, or materially decrease the Manager’s rights or remedies under this Agreement, the Indenture or any other Related Document.

SECTION 9.4 Acknowledgement. Without limiting the foregoing, the Manager hereby acknowledges that, on the date hereof, certain of the Securitization Entities will pledge to the Trustee under the Indenture and the Guarantee and Collateral Agreement, all of such Securitization Entities’ right and title to, and interest in, this Agreement and the Collateral; and such pledge includes all of such Securitization Entities’ rights, remedies, powers and privileges, and all claims of such Securitization Entities’ against the Manager, under or with respect to this Agreement (whether arising pursuant to the terms of this Agreement or otherwise available at law or in equity), including (i) the rights of such Securitization Entities and the obligations of the Manager hereunder and (ii) the right, at any time, to give or withhold consents, requests, notices, directions, approvals, demands, extensions or waivers under or with respect to this Agreement or the obligations in respect of the Manager hereunder to the same extent as such Securitization Entities may do. The Manager hereby consents to such pledges described above, acknowledges and agrees that the Control Party shall be third-party beneficiaries of the rights of such Securitization Entities arising hereunder and agrees that the Trustee or the Control Party may, to the extent provided in the Indenture and the Guarantee and Collateral Agreement, enforce the provisions of this Agreement, exercise the rights of such Securitization Entities and enforce the obligations of the Manager hereunder without the consent of the such Securitization Entities.

SECTION 9.5 Governing Law; Waiver of Jury Trial; Jurisdiction.

(a)    THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b)    THE PARTIES HERETO EACH HEREBY IRREVOCABLY WAIVE TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(c)    The parties hereto each hereby irrevocably and unconditionally

(i)    submits for itself and its property in any legal action or proceeding relating to this Agreement and the Related Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York sitting in New York County, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(ii)    consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(iii)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the applicable party at its address set forth in Section 14.1 of the Base Indenture or at such other address of which the other parties hereto shall have been notified pursuant to SECTION 9.6;

(iv)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(v)    waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this SECTION 9.4 any special, exemplary, punitive or consequential damages.

SECTION 9.6 Notices. All notices, requests or other communications desired or required to be given under this Agreement shall be in writing and shall be sent by (a) certified or registered mail, return receipt requested, postage prepaid, (b) national prepaid overnight delivery service, (c) telecopy or other facsimile or electronic mail transmission of a .pdf or similar file, (d)

personal delivery with receipt acknowledged in writing, to the address set forth in the Indenture or (e) email (which email may contain a link to a password-protected website containing such notice for which the recipient has been granted access). If the Indenture or this Agreement permits reports to be posted to a password-protected website, such reports shall be deemed delivered when posted on such website. Any party hereto may change its address for notices hereunder by giving notice of such change to the other parties hereto, with a copy to the Control Party. The Manager shall notify the other parties hereto of any change of the identity or address of the Controlling Class Representative. All notices and demands to any Person hereunder shall be deemed to have been given either at the time of the delivery thereof at the address of such Person for notices hereunder, or on the third day after the mailing thereof to such address, as the case may be.

SECTION 9.7 Severability of Provisions. If one or more of the provisions of this Agreement shall be for any reason whatever held invalid or unenforceable, such provisions shall be deemed severable from the remaining covenants, agreements and provisions of this Agreement and such invalidity or unenforceability shall in no way affect the validity or enforceability of such remaining provisions, or the rights of any parties hereto. To the extent permitted by law, the parties hereto waive any provision of law which renders any provision of this Agreement invalid or unenforceable in any respect.

SECTION 9.8 Delivery Dates. If the due date of any notice, certificate or report required to be delivered by the Manager hereunder falls on a day that is not a Business Day, the due date for such notice, certificate or report shall be automatically extended to the next succeeding day that is a Business Day.

SECTION 9.9 Limited Recourse. The obligations of the Securitization Entities under this Agreement are solely the limited liability company obligations of the Securitization Entities. The Manager agrees that the Securitization Entities shall be liable for any claims that it may have against the Securitization Entities only to the extent that funds or assets are available to pay such claims pursuant to the Indenture and that, to the extent that any such claims remain unpaid after the application of such funds and assets in accordance with the Indenture, such claims shall be extinguished.

SECTION 9.10 Binding Effect; Limited Rights of Others. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto. Except as provided in the preceding sentence, nothing in this Agreement expressed or implied, shall be construed to give any Person other than the parties hereto any legal or equitable right, remedy or claim under or in respect of this Agreement or any covenants, agreements, representations or provisions contained herein.

SECTION 9.11 Article and Section Headings. The Article and Section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

SECTION 9.12 Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

SECTION 9.13 Entire Agreement. This Agreement, together with the Indenture and the other Related Documents and the Managed Documents constitute the entire agreement and understanding among the parties with respect to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement, the Indenture, the other Related Documents and the Managed Documents.

SECTION 9.14 Concerning the Trustee. In acting under this Agreement, the Trustee shall be afforded the rights, privileges, protections, immunities and indemnities set forth in the Indenture as if fully set forth herein.

SECTION 9.15 Joinder of Additional Securitization Entities. In the event the Master Issuer shall form an Additional Securitization Entity pursuant to Section 8.34 of the Indenture, such Additional Securitization Entity shall execute and deliver to the Manager and the Trustee (i) a Joinder Agreement substantially in the form of Exhibit A and (ii) a Power of Attorney in the form of Exhibit B-2, and such Additional Securitization Entity shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Securitization Entity party hereto on the Closing Date.

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IN WITNESS WHEREOF, the parties hereto have caused this Management Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

PLANET FITNESS HOLDINGS, LLC, as Manager

By:	/s/ Justin Vartanian
	Name:	Justin Vartanian
	Title:	General Counsel and Secretary

PLANET FITNESS SPV GUARANTOR LLC

By:	/s/ Justin Vartanian
	Name:	Justin Vartanian
	Title:	General Counsel and Secretary

PLANET FITNESS MASTER ISSUER LLC

By:	/s/ Justin Vartanian
	Name:	Justin Vartanian
	Title:	General Counsel and Secretary

PLANET FITNESS FRANCHISING LLC

By:	/s/ Justin Vartanian
	Name:	Justin Vartanian
	Title:	General Counsel and Secretary

PLANET FITNESS DISTRIBUTION LLC

By:	/s/ Justin Vartanian
	Name:	Justin Vartanian
	Title:	General Counsel and Secretary

[Management Agreement]

PLANET FITNESS ASSETCO LLC

By:	/s/ Justin Vartanian
	Name:	Justin Vartanian
	Title:	General Counsel and Secretary

[Management Agreement]

CITIBANK, N.A. as Trustee

By:	/s/ Anthony Bausa
	Name:	Anthony Bausa
	Title:	Senior Trust Officer

[Management Agreement]

EXHIBIT A

JOINDER AGREEMENT

This Joinder Agreement (this “Agreement”), dated as of [insert date], is between [insert name] (the “Additional Securitization Entity”), Planet Fitness Holdings, LLC, a New Hampshire limited liability company (the “Manager”), and Citibank, N.A., as trustee (the “Trustee”).

Section 1. Reference to Management Agreement; Definitions. Reference is made to the Management Agreement dated as of [●], as now in effect (as amended, modified or supplemented from time to time, the “Management Agreement”), among Planet Fitness Master Issuer LLC, a Delaware limited liability company (the “Master Issuer”), certain of its subsidiaries party thereto, the Manager and the Trustee. For all purposes of this Agreement, capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in Annex A to the Base Indenture dated as of August 1, 2018, as now in effect (the “Base Indenture”), between the Master Issuer and the Trustee.

Section 2. Joinder. Effective as of the date on which all the conditions in Section 3 below are satisfied (the “Joinder Date”), the Additional Securitization Entity joins in and becomes party (as fully as if the Additional Securitization Entity had been an original signatory thereto) to the Management Agreement as a party thereunder for all purposes thereof.

Section 3. Conditions. The effectiveness of the joinder in Section 2 above shall be subject to the satisfaction of the following conditions on or prior to the Joinder Date:

(a)    Proper Proceedings. This Agreement shall have been authorized by all necessary corporate or other proceedings. All necessary consents, approvals and authorizations of any governmental or administrative agency or any other Person of any of the transactions contemplated hereby shall have been obtained and shall be in full force and effect.

(b)    General. All legal and corporate proceedings in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Control Party and the Control Party shall have received copies of all documents, including certified copies of the formation documents of the Additional Securitization Entity, records of limited liability company proceedings, certificates as to signatures and incumbency of officers and opinions of counsel, which the Control Party may have reasonably requested in connection therewith, such documents where appropriate to be certified by proper corporate or governmental authorities.

Section 4. Further Assurances. The Additional Securitization Entity will, upon the request of the Control Party from time to time, execute, acknowledge and deliver, and file and record, all such instruments, and take all such action, as the Control Party may reasonably request to carry out the intent and purpose of this Agreement and any other Related Document.

Section 5. Notices. Any notice or other communication to the Additional Securitization Entity in connection with this Agreement or any other Related Document may be given as provided in Section 9.6 of the Management Agreement and shall be deemed to be delivered if in writing and addressed to:

[Insert Address]

Section 6. General. This Agreement, the Management Agreement and the other Related Documents constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and current understandings and agreements, whether written or oral. Except to the extent specifically supplemented hereby, the provisions of the Related Documents shall remain unmodified. The Management Agreement and the Related Documents, each as supplemented hereby, are each confirmed as being in full force and effect. This Agreement shall constitute a Related Document. This Agreement may be executed in any number of counterparts, which together shall constitute one instrument, and shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, including as such successors and assigns all holders of any obligations evidenced by the Notes. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

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2

Each of the parties has executed this Agreement under seal by a duly authorized officer as of the date first written above.

[NAME OF ADDITIONAL SECURITIZATION ENTITY]

By:
Name:
Title:

PLANET FITNESS HOLDINGS, LLC, as Manager

By:
Name:
Title:

CITIBANK, N.A. as Trustee

By:
Name:
Title:

3

EXHIBIT B-1

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that Planet Fitness Franchising LLC, a Delaware limited liability company (the “Franchisor”), hereby appoints Planet Fitness Holdings, LLC, a New Hampshire limited liability company, and any and all officers thereof as its true and lawful attorney-in-fact, with full power of substitution, in connection with the Services ascribed below with respect to the Securitization IP (as such term is defined in the Management Agreement, dated as of the date hereof, among the Franchisor, certain of its affiliates and Citibank, N.A. (as amended, modified or supplemented from time to time, the “Management Agreement”)), with full irrevocable power and authority in the place of the Franchisor and in the name of the Franchisor or in its own name as nominee for the Franchisor, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the foregoing, subject to the Management Agreement, including, without limitation, the full power to:

(i)    sign its name upon all filings and to do all things necessary to maintain, register and renew Trademarks included in the Securitization IP with the PTO, any state trademark registry, any applicable foreign intellectual property office and/or any applicable domain registry;

(ii)    sign its name upon all filings and to do all things necessary to maintain and prosecute Patents included in the Securitization IP with the PTO and with any applicable foreign intellectual property office;

(iii)    sign its name upon all filings and to do all things necessary to maintain, register and renew Copyrights among the Securitization IP with the United States Copyright Office and with any applicable foreign intellectual property office;

(iv)    perform such functions and duties, and prepare and file such documents, as are required under the Base Indenture (as defined in the Management Agreement) to be performed, prepared and/or filed by the Franchisor, including: (i) executing and recording such financing statements (including continuation statements) or amendments thereof or supplements thereto or other instruments as the Trustee and the Master Issuer may from time to time reasonably request in order to perfect and maintain the security interests in the Securitization IP granted by the Franchisor to the Trustee (as defined in the Management Agreement) under the Related Documents (as defined in the Management Agreement) in accordance with the UCC (as defined in the Management Agreement); and (ii) executing grants of security interests or any similar instruments required under the Related Documents to evidence such security interests in the Securitization IP and recording such grants or other instruments with the relevant authority including the PTO, the United States Copyright Office or any applicable foreign intellectual property office;

(v)    take such actions on behalf of the Franchisor as the Master Issuer or the Manager may reasonably request that are expressly required by the terms, provisions and purposes of the IP License Agreements; or cause the preparation by other appropriate persons, of all documents, certificates and other filings as the Franchisor shall be required to prepare and/or file under the terms of the IP License Agreements; and

(vi)    pay or arrange for payment or discharge taxes and liens levied or placed on or threatened against the Securitization IP.

This Power of Attorney is coupled with an interest. Capitalized terms used herein, and not defined herein shall have the meanings applicable to such terms in the Management Agreement.

This Power of Attorney is governed by the laws of the State of New York applicable to powers of attorney made and to be exercised wholly within such State.

Dated: This [            ], 20[    ]

PLANET FITNESS FRANCHISING LLC

By:
Name:
Title:

STATE OF NEW YORK	)
	:	ss.
COUNTY OF NEW YORK	)

On the [    ] day of [        ], 20[    ], before me the undersigned, personally appeared                     , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

EXHIBIT B-2

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that [                    ], a Delaware limited liability company (the “Securitization Entity”), hereby appoints Planet Fitness Holdings, LLC, a New Hampshire limited liability company, and any and all officers thereof as its true and lawful attorney-in-fact, with full power of substitution, in connection with the Services (as such term is defined in the Management Agreement, dated as of the date hereof, among the Securitization Entity, certain of its affiliates and Citibank, N.A. (as amended, modified or supplemented from time to time, the “Management Agreement”)), with full irrevocable power and authority in the place of the Securitization Entity and in the name of the Securitization Entity or in its own name as nominee for the Securitization Entity, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the foregoing, subject to the Management Agreement, including, without limitation, the full power to:

(i)    perform such functions and duties, and prepare and file such documents, as are required under the Base Indenture (as defined in the Management Agreement) to be performed, prepared and/or filed by the Securitization Entity, including: (i) executing and recording such financing statements (including continuation statements) or amendments thereof or supplements thereto or other instruments as the Trustee and the Master Issuer may from time to time reasonably request in order to perfect and maintain the Lien in the Collateral granted by the Securitization Entity to the Trustee (as defined in the Management Agreement) under the Related Documents (as defined in the Management Agreement) in accordance with the UCC (as defined in the Management Agreement); and (ii) executing grants of security interests or any similar instruments required under the Related Documents to evidence such Lien in the Collateral; and

(ii)    take such actions on behalf of the Securitization Entity as the Master Issuer or the Manager may reasonably request that are expressly required by the terms, provisions and purposes of the Management Agreement; or cause the preparation by other appropriate persons, of all documents, certificates and other filings as the Securitization Entity shall be required to prepare and/or file under the terms of the Management Agreement.

This Power of Attorney is coupled with an interest. Capitalized terms used herein, and not defined herein shall have the meanings applicable to such terms in the Management Agreement.

This Power of Attorney is governed by the laws of the State of New York applicable to powers of attorney made and to be exercised wholly within such State.

Dated: This [            ], 20[    ]

[ ]

By:
Name:
Title:

STATE OF NEW YORK	)
	:	ss.
COUNTY OF NEW YORK	)

On the [    ] day of [        ], 20[    ], before me the undersigned, personally appeared                     , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public